Exhibit 99.1

Filed pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule14a-12 under the Securities Exchange Act of 1934, as amended

Filing Person: W. P. Carey Inc.

Subject Company: Corporate Property Associates 16 – Global Incorporated

Commission File No.: 001-32162

W. P. CAREY INC.

Supplemental Unaudited Operating and Financial Data

As of June 30, 2013

Important Disclosures About this Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC” “the Company,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries, and predecessors, unless otherwise indicated. “WPC LLC” means W. P. Carey & Co. LLC, our predecessor company. The “CPA®:15 Merger” means our merger with Corporate Property Associates 15 Incorporated (“CPA®:15”) on September 28, 2012. “CPA® REITs” means CPA®:15, Corporate Property Associates 16 – Global Incorporated (“CPA®:16 – Global”), and Corporate Property Associates 17 – Global Incorporated (“CPA®:17 – Global”). The “Managed REITs” means the CPA® REITs and Carey Watermark Investors Incorporated (“CWI”). “W. P. Carey Group” means W. P. Carey, together with the Managed REITs.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental metrics that are not defined by generally accepted accounting principles (“GAAP”), including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations (“FFO”), funds from operations - as adjusted (“AFFO”), pro rata net operating income (“NOI”), pro rata debt, total adjusted real estate revenue, total adjusted general and administrative expense (“Adjusted G&A”) and adjusted revenue. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures are provided on page 42 within this supplemental package. FFO is non-GAAP measure defined by the National Association of Real Estate Investments Trusts (“NAREIT”).

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Federal securities laws. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These statements are based on the current expectations of the management of W. P. Carey.  It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings and the filings of its predecessor W. P. Carey & Co. LLC with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s website at http://www.sec.gov, including the Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the SEC on February 26, 2013.  In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as required under the Federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Earnings Release and Supplemental
Financial Information

Unaudited, Second Quarter 2013

August 6, 2013

W. P. CAREY INC.

Supplemental Unaudited Operating and Financial Data

As of June 30, 2013

Overview
Press Release	1

Highlights
Company Overview	5
Financial and Operational Statistics	6

Financial Information
Consolidated Balance Sheets	7
Consolidated Statements of Income	8
Reconciliation of Net Income to Funds from Operations – as Adjusted (AFFO)	9
Reconciliation of Consolidated Statement of Income to AFFO - Current Quarter	11
Reconciliation of Consolidated Statement of Income to AFFO - Year-to-Date	13
Reconciliation of GAAP Net Income to Adjusted EBITDA	15
Adjusted Revenue Analysis	16
Total Adjusted Real Estate Revenue – W. P. Carey Group	18
Adjusted G&A	19
Business Segment and Financial Information	20
Pro Rata NOI	21

Debt and Other Information
Portfolio Debt Overview	22
Detailed Debt Summary	24
Selected Data for the Managed REITs	27
Joint Venture Information	28

WPC Portfolio Information
Portfolio Information – Diversification by Rent and Historical Occupancy	29
Portfolio Information – Diversification by Property Type	30
Portfolio Information – Diversification by Tenant Industry	31
Portfolio Information – Diversification by Geography	32
Portfolio Information – Lease Maturities	33

2013 Investment Activity
Owned Portfolio – Acquisitions and Dispositions	34
Managed REITs – Acquisitions	35
Managed REITs – Dispositions	37

Tenants by Annualized Contractual Minimum Base Rent	38

Terms and Definitions	42

Press Release

W. P. Carey Announces Second Quarter 2013 Financial Results

New York, NY – August 6, 2013 – W. P. Carey Inc. (NYSE: WPC), a real estate investment trust (“REIT”), today reported financial results for the second quarter ended June 30, 2013.

During the second quarter of 2013, the Company:

•                  Reported Funds from operations—as adjusted (“AFFO”) of $1.05 per diluted share

•                  Acquired three properties for approximately $113 million

•                  Structured $305 million of investments on behalf of the Managed REITs

•                  Raised its annualized dividend rate to $3.36 per share, WPC’s 49th consecutive quarterly increase

Subsequent to the second quarter, the Company:

•                  Announced a merger agreement with Corporate Property Associates 16 – Global Incorporated (“CPA®:16 – Global”)

•                  Structured $196 million of investments on behalf of the Managed REITs through August 1, 2013

•                  Entered into a new unsecured term loan agreement of $300 million and used the proceeds primarily to repay the $250 million outstanding on its existing Revolving Credit Facility on July 31, 2013

QUARTERLY RESULTS

•                  AFFO for the second quarter of 2013 was $72.6 million or $1.05 per diluted share, compared to $27.8 million or $0.68 per diluted share for the second quarter of 2012. AFFO for the six months ended June 30, 2013 was $144.9 million or $2.07 per diluted share, compared to $67.9 million or $1.66 per diluted share for the comparable period in 2012. The increased AFFO in the three and six months ended June 30, 2013 as compared to the same periods in 2012 was primarily due to income from the properties we acquired in our merger with CPA®:15 on September 28, 2012 (the “CPA®:15 Merger”) partially offset by the cessation of asset management revenue received from CPA®:15 after the CPA®:15 Merger was completed. Per share data for the 2013 periods also reflects the issuance of 28.2 million shares in connection with the CPA®:15 Merger to the stockholders of CPA®:15. Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

•                  Total revenues net of reimbursed expenses for the second quarter of 2013 were $103.6 million, compared to $46.6 million for the second quarter of 2012. Total revenues net of reimbursed expenses for the six months ended June 30, 2013 were $204.1 million, compared to $96.2 million for the comparable period in 2012. Reimbursed expenses are excluded from total revenues because they have no impact on net income.

•                  Net Income for the second quarter of 2013 was $43.2 million, compared to $31.8 million for the same period in 2012. Net Income for the six months ended June 30, 2013 was $57.3 million, compared to $44.1 million for the prior year period.

•                  For the quarter ended June 30, 2013, we received approximately $15.6 million in cash distributions from our equity ownership in the CPA® REITs including $8.7 million in Available Cash distributions related to our special general partnership interests in the CPA® REITs.

Proposed Merger with CPA®:16 – GLOBAL

•                  On July 25, 2013, we announced that our Board of Directors and the Board of Directors of our publicly held, non-traded REIT affiliate CPA®:16 – Global, had each unanimously approved a merger agreement pursuant to which CPA®:16 – Global will merge with and into a subsidiary of W. P. Carey in a transaction valued at approximately $4.0 billion, including debt.

Investing for the long runTM	1

Press Release

(Continued)

•                  Following the proposed merger, the combined company is expected to have an equity market capitalization of approximately $6.5 billion and a total enterprise value of approximately $10.1 billion. The combined portfolio will consist of more than 700 properties with 86 million square feet of corporate real estate leased to 231 companies around the world.

•                  The proposed merger is subject to SEC review and the approvals of the stockholders of each of W. P. Carey and CPA®:16 – Global. CPA®:16 – Global has a 30-day go-shop period. We currently expect that the closing will occur in the first quarter of 2014, although there can be no assurance that the transaction will close at such time, if at all.

W. P. CAREY OWNED PORTFOLIO UPDATE

•                  In April 2013, W. P. Carey acquired the main European distribution center of the Tommy Hilfiger Group for approximately €27 million ($35 million). The 473,437 square foot facility is located in Venlo, Netherlands and is subject to an existing net lease with Tommy Hilfiger Europe B.V., which has been owned since 2010 by PVH Corp, one of the world’s largest apparel companies.

•                  In June 2013, W. P. Carey acquired the research and development (“R&D”) and class-A office facilities of Cargotec Corporation for approximately €40 million ($52 million). The 183,567 square foot facility is located in Tampere, Finland and is subject to a 20-year net lease with Cargotec. Cargotec is a Finnish public company that develops and manufactures cargo-handling machinery for ships, ports, terminals and local distribution. It operates in 120 countries, employs approximately 10,000 personnel globally and generated more than €3.3 billion ($4.3 billion) in revenues in 2012.

•                  In June 2013, W. P. Carey acquired the corporate headquarters of the Arbella Insurance Group for approximately $26 million. Located in Quincy, Massachusetts, the 132,160 square foot office facility is subject to an existing 14-year net lease with the company.

•                  During the second quarter of 2013, W. P. Carey disposed of four properties for total proceeds of $38 million.

•                  The W. P. Carey owned portfolio currently consists of 423 leased properties comprising 39.5 million square feet leased to approximately 123 corporate tenants. The average lease term of the portfolio is 8.8 years and the occupancy rate is approximately 98.9%.

W. P. CAREY MANAGED PORTFOLIO UPDATE

•                  W. P. Carey is the advisor to the CPA® REITs and Carey Watermark Investors Incorporated (“CWI”), which had aggregate real estate assets of $6.4 billion, cash of approximately $0.8 billion and total assets of $8.8 billion as of June 30, 2013. The average occupancy rate for the 77.3 million square feet owned by the CPA® REITs was approximately 98.8%.

CPA®:17 – GLOBAL ACTIVITY

•                  During the second quarter of 2013, we structured $113 million of new investments on behalf of CPA®:17 – Global, including two self-storage transactions totaling $87 million.

•                  In July 2013, we completed two sale-leaseback transactions totaling €95 million ($123 million) on behalf of CPA®:17 – Global, including an H&M Hennes & Mauritz AB logistics facility in Poznan, Poland for €64 million ($83 million) and the new European R&D center for Royal FreislandCampina NV in Wageningen, the Netherlands for €31 million ($40 million).

Investing for the long runTM	2

Press Release

(Continued)

CPA®:18 – GLOBAL ACTIVITY

•                  In May 2013, we announced that the registration statement for CPA®:18 – Global had been declared effective by the Securities and Exchange Commission (“SEC”) and that CPA®:18 - Global had commenced a capital raise of up to $1 billion.

CAREY WATERMARK INVESTORS ACTIVITY

•                  From the beginning of its initial public offering through June 30, 2013, CWI, our lodging-focused non-traded REIT offering, has raised approximately $366 million.

•                  During the second quarter of 2013, CWI invested in two hotels for a total of approximately $198 million. Investments included the 247-room Hutton Hotel in Nashville, TN for a total investment of $77 million, which includes $4 million of planned capital improvements, and the 226-room Holiday Inn® Manhattan 6th Avenue for a total investment of $121 million, which includes $8 million of planned capital improvements.

•                  In July 2013, CWI acquired a joint venture interest in the 226-room Fairmont Sonoma Mission Inn & Spa from Fairmont Hotels & Resorts. CWI’s interest in the joint venture, which represents a total investment of $97 million, is 75% percent while Fairmont will retain a 25% ownership interest. Also in July 2013, CWI sold its 49% interest in a joint venture owning two hotels located in Long Beach, CA for approximately $23 million.

DIVIDENDS

•                  The W. P. Carey Board of Directors raised the quarterly cash dividend to $0.84 per share for the second quarter of 2013. This represents a 2.4% increase from the first quarter of 2013 and a 48% increase over the second quarter of 2012. The dividend—our 49th consecutive quarterly increase—was paid on July 15, 2013 to stockholders of record as of July 1, 2013.

W. P. Carey President and CEO Trevor Bond, noted, “We are very pleased with both our second quarter results and the announcement of our proposed merger with CPA®:16 – Global, another milestone transaction which will significantly increase our real estate assets under ownership and reinforce our status as a leading global net-lease REIT. As we have for four decades, we will continue to focus on our strategy of disciplined investing in order to generate stable and growing cash flows and dividend income for our investors.”

Investing for the long runTM	3

Press Release

(Continued)

Conference Call and Audio Webcast Scheduled for 11:00 AM (ET)

Please call at least 10 minutes prior to call to register.

Time: Tuesday, August 6, 2013 at 11:00 AM (ET)

Call-in Number: 800-860-2442

(International) +1-412-858-4600

Webcast: www.wpcarey.com/earnings

Podcast: www.wpcarey.com/podcast

Available after 2:00 PM (ET)

Replay Number: 877-344-7529

(International) + 1-412-317-0088

Replay Passcode: 10031287

Replay available until September 22, 2013 at 9:00 AM (ET).

W. P. Carey Inc.
Celebrating its 40th anniversary, W. P. Carey Inc. is a publicly traded REIT (NYSE: WPC) that provides long-term sale-leaseback and build-to-suit financing for companies worldwide and owns and manages an investment portfolio totaling approximately $15.4 billion. The largest owner/manager of net lease assets, WPC’s corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows that have enabled the Company to deliver consistent dividend income to investors for nearly four decades. www.wpcarey.com

This press release contains forward-looking statements within the meaning of the Federal securities laws. Examples of such forward-looking statements include, but are not limited to, the statements made by Mr. Bond. A number of factors could cause W. P. Carey’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact W. P. Carey, reference is made to W. P. Carey’s filings with the Securities and Exchange Commission.

Investing for the long runTM	4

Company Overview

Key Company Contacts		Executive Offices
Trevor P. Bond	President, Chief Executive Officer and Director	50 Rockefeller Plaza
Catherine D. Rice	Chief Financial Officer and Managing Director	New York, NY 10020
Thomas E. Zacharias	Chief Operating Officer and Managing Director	Tel: 1-800-WPCAREY or (212) 492-1100
Kristin A. Brown	Vice President, Investor Relations	Fax: (212) 492-8922
Web Site Address: www.wpcarey.com
Banks
Bank of America, N.A.	Administrative and Documentation Agent
The Bank of New York Mellon	Syndication Agent
JPMorgan Chase Bank, N.A.	Syndication Agent
PNC Bank, N.A.	Syndication Agent
Wells Fargo Bank, N.A.	Syndication Agent
RBS Citizens, N.A.	Syndication Agent
Regions Bank	Syndication Agent
U.S. Bank N.A.	Syndication Agent
Fifth Third Bank	Syndication Agent
Comerica Bank	Syndication Agent

Analyst Coverage
Daniel P. Donlan	Ladenburg Thalmann & Co., Inc.
Sheila McGrath	Evercore Partners Inc.

Stock Data (NYSE: WPC)	Second Quarter 2013	First Quarter 2013	Fourth Quarter 2012	Third Quarter 2012	Second Quarter 2012
High Price	$78.58	$68.45	$54.70	$53.85	$48.39
Low Price	63.66	51.89	45.94	43.25	39.66
Closing Price	66.17	67.40	52.15	49.00	46.03
Distributions declared per share - annualized	$3.36	$3.28	$2.64	$2.60	$2.27
Distribution yield (annualized distribution / closing stock price)	5.08%	4.87%	5.06%	5.31%	4.93%
Shares outstanding at quarter end	68,217,189	68,762,259	68,485,525	68,566,888	40,358,186
Market value of outstanding shares at quarter end ($’000)	$4,513,931	$4,634,576	$3,571,520	$3,359,778	$1,857,687

Investing for the long runTM | 5

Financial and Operational Statistics (Unaudited)

As of and for the Six Months Ended June 30, 2013
Market Capitalization			WPC
Shares outstanding			68,217,189
Stock price at end of period			$66.17
Market capitalization (equity capitalization) ($’000)			$4,513,931
Total capitalization ($’000) (a)			$6,520,596
Enterprise value ($’000)(b)			$6,457,831
High stock close price			$78.58
Low stock close price			$63.66
Financial Ratios			WPC
Debt to total capitalization			30.8%
Net debt to total capitalization (c)			29.8%
Net debt to enterprise value (c)			30.1%
Adjusted EBITDA ($’000)(d)			$390,958
Net debt to adjusted EBITDA (c)			5.0
Total debt to gross assets (e)			44.9%
Unsecured debt to gross assets			8.6%
Interest coverage (f)			3.64
Adjusted G&A / Total Adjusted Real Estate Revenue (g)			7.4%
Dividend (h)			$3.36
Dividend payout (i)			81.0%
Weighted-average cost of debt			4.6%
Property Information	CPA®:16 - Global	CPA®:17 - Global	WPC
Number of properties(j)	488	340	423
Number of tenants (j)	141	87	123
Total square feet (millions) (k)	45.9	32.0	39.5
Occupancy	97.9%	100.0%	98.9%
Weighted-average lease term (years)	9.9	15.6	8.8
Percent of investment grade tenants (l)	13.0%	21.0%	30.1%

(a)	Represents market capitalization plus total pro rata debt. Pro rata debt is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(b)	Represents total capitalization less cash.

(c)	Net debt represents pro rata debt less cash. Pro rata debt is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(d)

Adjusted EBITDA reflects the annualized six months ended June 30, 2013. Adjusted EBITDA is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(e)	Gross assets represent total assets, excluding goodwill, before accumulated depreciation.

(f)	Computed by dividing Adjusted EBITDA by interest expense.

(g)

Adjusted G&A represents general and administrative expenses excluding CPA®:15 Merger-related costs, dealer manager fee-related expenses and stock-based compensation expense. Total Adjusted Real Estate Revenue represents total pro rata real estate revenues for WPC and the Managed REITs, as presented on page 18. Adjusted G&A and Total Adjusted Real Estate Revenue are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(h)	Represents the annualized dividend per share based on the declared second quarter distribution. The annualized rate is not guaranteed.

(i)	Computed by dividing annualized dividend per share by annualized AFFO per share.

(j)	Property and tenant count excludes all operating properties.

(k)	Total square footage excludes all operating properties.

(l)	Investment grade tenants are defined as having a BBB- rating or above. Percentage of portfolio is calculated based on annualized contractual minimum base rent.

Investing for the long runTM | 6

Consolidated Balance Sheets

(in thousands) (unaudited)

	June 30, 2013	December 31, 2012
Assets
Investments in real estate:
Real estate, at cost	$2,450,868	$2,334,488
Operating real estate, at cost	98,756	99,703
Accumulated depreciation	(165,009)	(136,068)
Net investments in properties	2,384,615	2,298,123
Net investments in direct financing leases	360,701	376,005
Assets held for sale	21,256	1,445
Equity investments in real estate and the Managed REITs	559,361	565,626
Net investments in real estate	3,325,933	3,241,199
Cash	62,765	123,904
Due from affiliates	28,670	36,002
Goodwill	328,011	329,132
In-place lease, net	465,931	447,278
Above-market rent, net	269,355	279,885
Other intangible assets, net	12,256	10,200
Other assets, net	142,439	141,442
Total Assets	$4,635,360	$4,609,042

Liabilities and Equity
Liabilities:
Non-recourse debt	$1,686,155	$1,715,397
Senior credit facility	385,000	253,000
Accounts payable, accrued expenses and other liabilities	272,595	265,132
Income taxes, net	13,458	24,959
Distributions payable	58,036	45,700
Total liabilities	2,415,244	2,304,188
Redeemable noncontrolling interest	7,082	7,531
Redeemable securities - related party	-	40,000

Equity:
W. P. Carey stockholders equity:
Common stock	69	69
Additional paid-in capital	2,234,450	2,175,820
Distributions in excess of accumulated earnings	(233,107)	(172,182)
Deferred compensation obligation	13,411	8,358
Accumulated other comprehensive loss	(2,984)	(4,649)
Less: treasury stock, at cost	(60,270)	(20,270)
Total W. P. Carey stockholders’ equity	1,951,569	1,987,146
Noncontrolling interests	261,465	270,177
Total equity	2,213,034	2,257,323
Total Liabilities and Equity	$4,635,360	$4,609,042

Investing for the long runTM | 7

Consolidated Statements of Income

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues
Total lease revenues	$75,910	$16,467	$150,341	$33,226
Asset management revenue from affiliates	10,355	15,636	20,369	31,238
Structuring revenue from affiliates	6,422	3,622	12,764	11,260
Dealer manager fees	2,320	4,080	3,542	7,867
Reimbursed costs from affiliates	15,467	20,484	27,435	39,221
Other real estate income	8,582	6,810	17,110	12,569
	119,056	67,099	231,561	135,381
Operating Expenses
General and administrative	30,250	26,581	59,223	53,491
Reimbursable costs	15,467	20,484	27,435	39,221
Depreciation and amortization	30,927	6,424	61,454	12,881
Property expenses	5,531	3,025	10,602	5,055
Other real estate expenses	2,782	2,431	5,515	4,930
Impairment charges	-	-	1,071	-
	84,957	58,945	165,300	115,578
Other Income and Expenses
Other interest income	316	155	686	658
Net income from equity investments in real estate and the Managed REITs (a)	32,541	28,345	43,197	42,331
Other income and (expenses)	1,877	1,216	2,969	1,524
Interest expense	(26,912)	(7,128)	(53,706)	(14,408)
	7,822	22,588	(6,854)	30,105
Income from continuing operations before income taxes	41,921	30,742	59,407	49,908
Benefit from income taxes	1,122	1,882	2,355	187
Income from continuing operations	43,043	32,624	61,762	50,095
Discontinued Operations
Income (loss) from operations of discontinued properties	3,118	(93)	3,306	11
Gain (loss) on sale of real estate	1,313	(298)	382	(479)
Gain on extinguishment of debt	13	-	84	-
Impairment charges	(1,671)	(1,003)	(3,879)	(6,728)
Income (loss) from discontinued operations, net of tax	2,773	(1,394)	(107)	(7,196)
Net Income	45,816	31,230	61,655	42,899
Net (income) loss attributable to noncontrolling interests	(2,692)	480	(4,400)	1,058
Add: Net loss attributable to redeemable noncontrolling interest	43	67	93	110
Net Income Attributable to W. P. Carey	$43,167	$31,777	$57,348	$44,067

Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.59	$0.82	$0.83	$1.26
Income (loss) from discontinued operations attributable to W. P. Carey	0.04	(0.04)	-	(0.18)
Net Income Attributable to W. P. Carey	$0.63	$0.78	$0.83	$1.08

Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.58	$0.80	$0.82	$1.23
Income (loss) from discontinued operations attributable to W. P. Carey	0.04	(0.03)	(0.01)	(0.17)
Net Income Attributable to W. P. Carey	$0.62	$0.77	$0.81	$1.06

Weighted Average Shares Outstanding
Basic	68,406,771	40,047,220	68,776,108	40,218,677
Diluted	69,493,902	40,757,055	69,870,849	40,828,646

Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$40,419	$33,171	$57,506	$51,263
Income (loss) from discontinued operations, net of tax	2,748	(1,394)	(158)	(7,196)
Net Income Attributable to W. P. Carey	$43,167	$31,777	$57,348	$44,067

Distributions Declared Per Share	$0.840	$0.567	$1.660	$1.132

(a)          Net income from equity investments in real estate and the Managed REITs for the six months ended June 30, 2013, includes net income from our equity investments in real estate of $26.8 million, income from our ownership in the Managed REITs of $1.1 million and income from our special general partnership interests in the Managed REITs of less than $15.3 million.

Investing for the long runTM | 8

Reconciliation of Net Income to Funds from Operations – As Adjusted (AFFO)

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended					Six Months Ended
Real Estate Ownership	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012
Net income from real estate ownership attributable to
W. P. Carey	$43,107	$16,692	$5,507	$1,927	$28,367	$59,799	$37,460
Adjustments:
Depreciation and amortization of real property	30,170	29,687	28,652	5,510	5,673	59,857	11,820
Impairment charges	1,671	3,279	10,700	5,534	1,003	4,950	6,728
(Gain) loss on sale of real estate	(981)	931	4,240	(59)	(1,686)	(50)	(1,505)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO (a)	(16,304)	3,154	3,211	888	(14,827)	(13,150)	(13,787)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(4,247)	(4,267)	(4,236)	(400)	(434)	(8,514)	(868)
Total adjustments:	10,309	32,784	42,567	11,473	(10,271)	43,093	2,388
FFO (as defined by NAREIT) - Real Estate Ownership (b)	53,416	49,476	48,074	13,400	18,096	102,892	39,848
Adjustments:
Loss (gain) on change in control of interest (c)	-	-	60	(20,794)	-	-	-
(Gain) loss on extinguishment of debt	(141)	74	10	-	-	(67)	-
Other gains, net	-	(270)	(12)	-	-	(270)	-
Other depreciation, amortization and non-cash charges	(515)	800	(1,556)	(130)	235	285	24
Stock based compensation	911	174	211	-	-	1,085	-
Deferred tax expense	(21)	(1,025)	(644)	(917)	(532)	(1,046)	(1,184)
Acquisition expense	2,909	-	-	-	-	2,909	-
Realized losses on foreign currency, derivatives, and other	102	52	171	115	542	154	542
Amortization of deferred financing costs	549	511	468	509	402	1,060	866
Straight-line and other rent adjustments	(2,277)	(2,169)	(2,248)	(200)	(883)	(4,446)	(1,998)
Above- and below -market rent intangible lease amortization, net	7,237	7,256	7,534	51	111	14,493	111
CPA®:15 Merger expenses (d)	218	111	1,049	35,570	2,616	329	4,719
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	279	278	123	(25)	(366)	557	(779)
AFFO adjustment for interests in CPA® REITs	10,718	9,249	11,971	10,650	7,687	19,967	14,613
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(1,083)	(1,561)	(506)	(141)	(25)	(2,644)	(45)
Total adjustments:	18,886	13,480	16,631	24,688	9,787	32,366	16,869
AFFO - Real Estate Ownership (b)	$72,302	$62,956	$64,705	$38,088	$27,883	$135,258	$56,717
Investment Management
Net income (loss) from investment management attributable to W. P. Carey	$60	$(2,511)	$9,971	$661	$3,410	$(2,451)	$6,607
FFO (as defined by NAREIT) - Investment Management (b)	60	(2,511)	9,971	661	3,410	(2,451)	6,607
Adjustments:
Other depreciation, amortization and non-cash charges	253	262	226	247	229	515	488
Stock based compensation	7,518	8,975	6,281	9,805	4,495	16,493	9,755
Deferred tax expense	(7,815)	2,253	(2,625)	(15,207)	(8,459)	(5,562)	(6,223)
Realized losses (gains) on foreign currency, derivatives, and other	2	2	(55)	17	(23)	4	(23)
Amortization of deferred financing costs	318	318	318	308	286	636	571
Total adjustments:	276	11,810	4,145	(4,830)	(3,472)	12,086	4,568
AFFO - Investment Management (b)	$336	$9,299	$14,116	$(4,169)	$(62)	$9,635	$11,175
Total Company
FFO (as defined by NAREIT) (b)	$53,476	$46,965	$58,045	$14,061	$21,506	$100,441	$46,455
FFO (as defined by NAREIT) per diluted share (b)	$0.77	$0.67	$0.84	$0.34	$0.53	$1.44	$1.14
AFFO (b)	$72,638	$72,255	$78,821	$33,919	$27,821	$144,893	$67,892
AFFO per diluted share (b)	$1.05	$1.03	$1.13	$0.82	$0.68	$2.07	$1.66
Diluted weighted average shares outstanding	69,493,902	69,975,293	69,505,871	41,127,404	40,757,055	69,870,849	40,828,646

Investing for the long runTM | 9

Reconciliation of Net Income to Funds from Operations - As Adjusted (AFFO) - Notes

(Continued)

(a)     Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO for the three months ended June 30, 2013 includes a $19.5 million gain on sale of our equity investments in U.S. Airways. During the three months ended June 30, 2012 we had a $15.1 million gain on sale of our equity investments in Médica.

(b)     FFO and AFFO are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(c)     Gain on change in control of interests for the three months ended September 30, 2012 represents a gain of $14.6 million recognized on our previously-held interest in shares of CPA®:15 common stock, and a gain of $6.1 million recognized on the purchase of the remaining interests in five investments from CPA®:15, which we had previously accounted for under the equity method.  We recognized a gain of $20.7 million to adjust the carrying value of our existing interests in these investments to their estimated fair values in connection with the CPA®:15 Merger.

(d)     For the three months ended September 30, 2012, includes current tax expense of $9.7 million relating to the conversion of CPA®:15 shares held by us before the CPA®:15 Merger.

Investing for the long runTM | 10

Reconciliation of Consolidated Statement of Income to AFFO – Current Quarter

(in thousands) (unaudited)

	Three Months Ended June 30, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC’s Pro Rata Share (d)	AFFO Adjustments		AFFO
Revenues
Total lease revenues (e)	$75,910	$9,294	$(9,720)	$75,484	$4,215	(f)	$79,699
Asset management revenue from affiliates	10,355	-	(152)	10,203	-		10,203
Structuring revenue from affiliates	6,422	-	-	6,422	-		6,422
Dealer manager fees	2,320	-	-	2,320	-		2,320
Reimbursed costs from affiliates	15,467	-	(3)	15,464	-		15,464
Other real estate income:
Self-storage revenues	3,553	-	(2,127)	1,426	-		1,426
Hotel revenues	1,170	-	-	1,170	-		1,170
Pass-through income	3,555	195	(418)	3,332	-		3,332
Other property and tenant income	304	84	-	388	-		388
Total other real estate income	8,582	279	(2,545)	6,316	-		6,316
Total Revenues	119,056	9,573	(12,420)	116,209	4,215		120,424

Operating Expenses
General and administrative	30,250	32	(229)	30,053	(11,528)		18,525
Reimbursable costs	15,467	-	-	15,467	-		15,467
Depreciation and amortization	30,927	3,095	(4,253)	29,769	(29,127)		642
Property expenses	5,531	43	(608)	4,966	-		4,966
Other real estate expenses	2,782	-	(1,026)	1,756	-		1,756
Impairment charges	-	-	-	-	-		-
Total Operating Expenses	84,957	3,170	(6,116)	82,011	(40,655)		41,356

Other Income and Expenses
Other interest income	316	198	(30)	484	-		484
Net income from equity investments in real estate and the Managed REITs:
Joint ventures (g)	23,523	(23,523)	-	-	-		-
Income related to our ownership in the Managed REITs	1,062	-	-	1,062	9,997		11,059
Income related to our general partnership interests	7,956	-	-	7,956	721		8,677
Total net income from equity investments in real estate and the Managed REITs	32,541	(23,523)	-	9,018	10,718		19,736
Other income and (expenses)	1,877	20,732	(1,458)	21,151	(20,649)		502
Interest expense	(26,912)	(3,255)	4,790	(25,377)	1,788		(23,589)
Total Other Income and Expenses	7,822	(5,848)	3,302	5,276	(8,143)		(2,867)
Income from Continuing Operations before Income Taxes	41,921	555	(3,002)	39,474	36,727		76,201
Benefit from(provision for) income taxes	1,122	(555)	353	920	(7,831)		(6,911)
Income from Continuing Operations	43,043	-	(2,649)	40,394	28,896		69,290

Discontinued Operations
Income from operations of discontinued properties	3,118	-	-	3,118	230	(h)	3,348
Gain on the sale of real estate	1,313	-	-	1,313	(1,313)		-
Gain on extinguishment of debt	13	-	-	13	(13)		-
Impairment charges	(1,671)	-	-	(1,671)	1,671		-
Loss from Discontinued Operations, Net of Taxes	2,773	-	-	2,773	575		3,348
Net Income	45,816	-	(2,649)	43,167	29,471		72,638
Net (income) attributable to noncontrolling interests	(2,692)	-	2,692	-	-		-
Net loss attributable to redeemable noncontrolling interests	43	-	(43)	-	-		-
Income / AFFO Attributable to W. P. Carey	$43,167	$-	$-	$43,167	$29,471		$72,638

Investing for the long runTM | 11

Reconciliation of Consolidated Statement of Income to AFFO – Current Quarter

(Continued)

(in thousands) (unaudited)

The following table presents the components of our General and Administrative Expenses:

	Three Months Ended June 30, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC's Pro Rata Share (d)	AFFO Adjustments		AFFO
General and Administrative
Compensation expense	$21,993	$-	$(154)	$21,839	$(8,401)	(i)	$13,438
Business development expenses	4,771	6	(1)	4,776	(3,127)	(j)	1,649
Organization and offering expenses	3,163	-	-	3,163	-		3,163
General and administrative professional fees	2,106	26	(56)	2,076	-		2,076
Reimbursable expenses	(4,375)	-	-	(4,375)	-		(4,375)
Office expenses	2,176	-	(18)	2,158	-		2,158
Other general and administrative	416	-	-	416	-		416
Total General and Administrative	$30,250	$32	$(229)	$30,053	$(11,528)		$18,525

The following table presents the components of Other Income and (Expenses):

	Three Months Ended June 30, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC's Pro Rata Share (d)	AFFO Adjustments	AFFO
Other Income and (Expenses)
Gain (loss) on sale of real estate	$(332)	$19,461	$-	$19,129	$(19,129)	$-
Gain (loss) on foreign currency	365	-	(255)	110	(110)	-
Gain (loss) on derivatives	1,691	-	(436)	1,255	(1,255)	-
Gain (loss) on extinguishment of debt	128	-	-	128	(128)	-
Other gain (loss) (k)	25	1,271	(767)	529	(27)	502
Total Other Income and (Expenses)	$1,877	$20,732	$(1,458)	$21,151	$(20,649)	$502

(a)          Consolidated amounts shown represent WPC’s Consolidated Statement of Income for the three months ended June 30, 2013.

(b)          Represents the break-out by line item of amounts recorded in net income from equity investments in real estate and the Managed REITs – Joint ventures.

(c)         Represents the break-out by line item of amounts recorded in noncontrolling interest and redeemable noncontrolling interest.

(d)         Represents our share in fully-owned entities and co-owned entities. Pro rata basis amounts are non-GAAP measures. See the Terms and Conditions section that begins on page 42 for a description of our non-GAAP measures.

(e)          Lease revenues on a pro rata basis in this schedule reflect only revenues from continuing operations. Lease revenues from discontinued operations for the three months ended June 30, 2013 were $0.8 million.

(f)             Represents adjustments for straight line and above/below market lease intangible amortization.

(g)         To calculate the pro rata amounts, equity investments under joint ventures have been reclassified to allocate their impact on each line item.

(h)         Represents depreciation and amortization related to discontinued operations.

(i)             Represents add-back of stock-based compensation expense, less the pro rata share attributable to noncontrolling interests.

(j)             Represents WPC acquisition expenses and CPA®:15 Merger expenses included in general and administrative expense.

(k)          Represents income in equity investments and noncontrolling interests that could not be broken-out by line item.

Investing for the long runTM | 12

Reconciliation of Consolidated Statement of Income to AFFO – Year-to-Date

(in thousands) (unaudited)

	Six Months Ended June 30, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC’s Pro Rata Share (d)	AFFO Adjustments		AFFO
Revenues
Total lease revenues (e)	$150,341	$19,728	$(20,449)	$149,620	$8,572	(f)	$158,192
Asset management revenue from affiliates	20,369	-	(303)	20,066	-		20,066
Structuring revenue from affiliates	12,764	-	-	12,764	-		12,764
Dealer manager fees	3,542	-	-	3,542	-		3,542
Reimbursed costs from affiliates	27,435	-	(107)	27,328	-		27,328
Other real estate income:
Self-storage revenues	6,942	-	(4,152)	2,790	-		2,790
Hotel revenues	2,070	-	-	2,070	-		2,070
Pass-through income	7,385	388	(896)	6,877	-		6,877
Other property and tenant income	713	112	(11)	814	-		814
Total other real estate income	17,110	500	(5,059)	12,551	-		12,551
Total Revenues	231,561	20,228	(25,918)	225,871	8,572		234,443

Operating Expenses
General and administrative	59,223	46	(1,194)	58,075	(20,752)		37,323
Reimbursable costs	27,435	-	2	27,437	-		27,437
Depreciation and amortization	61,454	6,294	(8,526)	59,222	(57,590)		1,632
Property expenses	10,602	505	(1,387)	9,720	-		9,720
Other real estate expenses	5,515	-	(2,033)	3,482	-		3,482
Impairment charges	1,071	-	-	1,071	(1,071)		-
Total Operating Expenses	165,300	6,845	(13,138)	159,007	(79,413)		79,594

Other Income and Expenses
Other interest income	686	394	(69)	1,011	-		1,011
Net income from equity investments in real estate and the Managed REITs:
Joint ventures (g)	26,827	(26,827)	-	-	-		-
Income related to our ownership in the Managed REITs	1,084	-	-	1,084	18,685		19,769
Income related to our general partnership interests	15,286	-	-	15,286	1,282		16,568
Total net income from equity investments in real estate and the Managed REITs	43,197	(26,827)	-	16,370	19,967		36,337
Other income and (expenses)	2,969	20,576	(1,621)	21,924	(21,536)		388
Interest expense	(53,706)	(6,489)	9,565	(50,630)	3,693		(46,937)
Total Other Income and Expenses	(6,854)	(12,346)	7,875	(11,325)	2,124		(9,201)
Income from Continuing Operations before Income Taxes	59,407	1,037	(4,905)	55,539	90,109		145,648
Benefit from (provision for) income taxes	2,355	(1,037)	598	1,916	(6,597)		(4,681)
Income from Continuing Operations	61,762	-	(4,307)	57,455	83,512		140,967

Discontinued Operations
Income from operations of discontinued properties	3,306	-	-	3,306	620	(h)	3,926
Gain on the sale of real estate	382	-	-	382	(382)		-
Gain on extinguishment of debt	84	-	-	84	(84)		-
Impairment charges	(3,879)	-	-	(3,879)	3,879		-
(Loss) income from Discontinued Operations, Net of Taxes	(107)	-	-	(107)	4,033		3,926
Net Income	61,655	-	(4,307)	57,348	87,545		144,893
Net income attributable to noncontrolling interests	(4,400)	-	4,400	-	-		-
Net loss attributable to redeemable noncontrolling interests	93	-	(93)	-	-		-
Income / AFFO Attributable to W. P. Carey	$57,348	$-	$-	$57,348	$87,545		$144,893

Investing for the long runTM | 13

Reconciliation of Consolidated Statement of Income to AFFO – Year-to-Date

(Continued)

(in thousands) (unaudited)

The following table presents the components of our General and Administrative Expenses:

Six Months Ended June 30, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC’s Pro Rata Share (d)	AFFO Adjustments		AFFO
General and Administrative
Compensation expense	$47,968	$-	$(281)	$47,687	$(17,514)	(i)	$30,173
Business development expenses	6,526	6	(25)	6,507	(3,238)	(j)	3,269
Organization and offering expenses	5,126	-	-	5,126	-		5,126
General and administrative professional fees	5,232	40	(154)	5,118	-		5,118
Reimbursable expenses	(10,480)	-	-	(10,480)	-		(10,480)
Office expenses	4,018	-	(732)	3,286	-		3,286
Other general and administrative	833	-	(2)	831	-		831
Total General and Administrative	$59,223	$46	$(1,194)	$58,075	$(20,752)		$37,323

The following table presents the components of Other Income and (Expenses):

Six Months Ended June 30, 2013
	GAAP - Basis (a)	Add: Equity Investments (b)	Less: Noncontrolling Interests (c)	WPC’s Pro Rata Share (d)	AFFO Adjustments	AFFO
Other Income and (Expenses)
Gain (loss) on sale of real estate	$(332)	$19,461	$-	$19,129	$(19,129)	$-
Gain (loss) on foreign currency	(731)	-	(2)	(733)	733	-
Gain (loss) on derivatives	3,713	-	(860)	2,853	(2,853)	-
Gain (loss) on extinguishment of debt	(17)	-	(2)	(19)	19	-
Other gain (loss) (k)	336	1,115	(757)	694	(306)	388
Total Other Income and (Expenses)	$2,969	$20,576	$(1,621)	$21,924	$(21,536)	$388

(a)	Consolidated amounts shown represent WPC’s Consolidated Statement of Income for the six months ended June 30, 2013.
(b)	Represents the break-out by line item of amounts recorded in net income from equity investments in real estate and the Managed REITs – Joint ventures.
(c)	Represents the break-out by line item of amounts recorded in noncontrolling interest and redeemable noncontrolling interest.
(d)

Represents our share in fully-owned entities and co-owned entities. Pro rata basis amounts are non-GAAP measures. See the Terms and Conditions section that begins on page 42 for a description of our non-GAAP measures.

(e)

Lease revenues on a pro rata basis in this schedule reflect only revenues from continuing operations. Lease revenues from discontinued operations for the six months ended June 30, 2013 were $1.8 million.

(f)	Represents adjustments for straight line and above/below market lease intangible amortization.
(g)	To calculate the pro rata amounts, equity investments under joint ventures have been reclassified to allocate their impact on each line item.
(h)	Represents depreciation and amortization related to discontinued operations.
(i)	Represents add-back of stock-based compensation expense, less the pro rata share attributable to noncontrolling interests.
(j)	Represents WPC acquisition expenses and CPA®:15 Merger expenses included in general and administrative expense.
(k)	Represents income in equity investments and noncontrolling interests that could not be broken-out by line item.

Investing for the long runTM | 14

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended					Six Months Ended

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012
Net Income Attributable to W. P. Carey	$43,167	$14,181	$15,478	$2,588	$31,777	$57,348	$44,067
Adjustments:
Depreciation and amortization	31,157	30,983	30,108	6,761	6,833	62,140	14,136
Interest expense	27,023	26,979	28,250	7,869	7,245	54,002	14,590
(Benefit from) provision for income taxes	(1,122)	(1,233)	6,591	379	(1,881)	(2,355)	(180)
EBITDA (a)	100,225	70,910	80,427	17,597	43,974	171,135	72,613
Proportionate share of adjustments from equity method investments (b)	16,060	17,011	14,831	9,103	19,394	33,071	34,496
Proportionate share of adjustments for noncontrolling interests (b)	(9,391)	(9,290)	(9,313)	928	(324)	(18,681)	(1,359)
	106,894	78,631	85,945	27,628	63,044	185,525	105,750
Management Adjustments:
Impairment charges	1,671	3,279	10,700	5,535	1,003	4,950	6,726
(Gain) loss on sale of real estate	(981)	931	1,081	(59)	(1,686)	(50)	(1,505)
(Gain) loss on extinguishment of debt	(141)	74	10	-	-	(67)	-
Stock based compensation	8,429	9,149	6,492	9,805	4,495	17,578	9,755
CPA®:15 Merger expenses	218	111	1,049	25,895	2,617	329	4,719
Losses (gains) on investment due to CPA®:15 Merger	-	-	49	(20,794)	-	-	-
Realized and unrealized (gain) loss on foreign currency (net)	(365)	1,097	(1,106)	(46)	853	732	573
Realized and unrealized (gain) loss on derivatives (net)	(1,691)	(2,022)	(370)	49	(30)	(3,713)	(30)
Proportionate share of adjustments from equity method investments (c)	(14,611)	4,010	5,941	7,632	(17,513)	(10,601)	(16,570)
Proportionate share of adjustments for noncontrolling interests (c)	394	402	71	(176)	97	796	-
Total adjustments	(7,077)	17,031	23,917	27,841	(10,164)	9,954	3,668
Adjusted EBITDA (a)	$99,817	$95,662	$109,862	$55,469	$52,880	$195,479	$109,418

EBITDA per diluted share (a)	$1.44	$1.01	$1.16	$0.43	$1.08	$2.45	$1.78
Adjusted EBITDA per diluted share (a)	$1.44	$1.37	$1.58	$1.35	$1.30	$2.80	$2.68
Diluted weighted average shares outstanding	69,493,902	69,975,293	69,505,871	41,127,404	40,757,055	69,870,849	40,828,646

(a)          EBITDA and Adjusted EBITDA are non-GAAP measures. See the Terms and Definition section that begins on page 42 for a description of our non-GAAP measures.

(b)          Incorporates the pro rata share of depreciation, interest expense and tax provision adjustments for unconsolidated subsidiaries and joint ventures.

(c)          Incorporates the pro rata share of impairments, loss on the sale of real estate, stock-based compensation, CPA®:15 Merger-related adjustments as well as the losses (gains) related to foreign exchange and derivative positions for unconsolidated subsidiaries and joint ventures.

Investing for the long runTM | 15

Adjusted Revenue Analysis (Pro Rata-Basis)

(in thousands) (unaudited)

	Three Months Ended					Six Months Ended

Reconciliation of Adjusted Revenue	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012
Real Estate Revenue:
Total lease revenue – as reported	$75,910	$74,431	$73,897	$16,141	$16,467	$150,341	$33,226
Lease revenue – discontinued operations	812	1,029	1,811	632	806	1,841	2,425
Total consolidated lease revenue	76,722	75,460	75,708	16,773	17,273	152,182	35,651
Add: Pro rata share of revenue from equity investments	9,751	9,976	9,910	5,313	5,738	19,727	12,150
Less: Pro rata share of revenue due to noncontrolling interests	(10,273)	(10,176)	(10,289)	(411)	(422)	(20,449)	(850)
Total pro rata net lease revenue	76,200	75,260	75,329	21,675	22,589	151,460	46,951
Add: Share of pro rata lease revenue – CPA® REITs
CPA®:15 (a)	-	-	-	4,234	4,206	-	8,492
CPA®:16 – Global	14,109	14,062	13,954	13,817	14,325	28,171	28,590
CPA®:17 – Global	1,190	1,058	883	809	732	2,248	1,378
Total share of pro rata lease revenue - CPA® REITs	15,299	15,120	14,837	18,860	19,263	30,419	38,460
Add: share of lease revenue from special general partnership interest
CPA®:16 – Global operating partnership	3,830	3,614	3,825	3,685	3,598	7,444	7,879
CPA®:17 – Global operating partnership	4,847	4,277	4,395	3,667	3,865	9,124	6,558
Total share of lease revenue from special general partnership interest	8,677	7,891	8,220	7,352	7,463	16,568	14,437
Add: Other real estate income - as reported (b)	8,582	8,528	7,532	6,146	6,810	17,110	12,569
Less: Pro rata share of other real estate income to noncontrolling interests	(2,127)	(2,025)	(1,972)	(2,050)	(1,877)	(4,152)	(3,707)
Total Real Estate Revenue	106,631	104,774	103,946	51,983	54,248	211,405	108,710
Investment Management Revenue:
CPA®:15	-	-	-	6,126	6,144	-	12,419
CPA®:16 – Global	4,465	4,498	4,624	4,631	4,597	8,963	9,298
CPA®:17 – Global	5,311	5,111	4,696	4,906	4,765	10,422	9,318
CWI & Other	579	405	258	187	129	984	202
Asset management revenue - as reported	10,355	10,014	9,578	15,850	15,635	20,369	31,237
Structuring revenue - as reported (c)	6,422	6,342	28,779	8,316	3,622	12,764	11,260
Total Investment Management Revenue	16,777	16,356	38,357	24,166	19,257	33,133	42,497
Total Adjusted Revenue (d)	$123,408	$121,130	$142,303	$76,149	$73,505	$244,538	$151,207

Investing for the long runTM | 16

Adjusted Revenue Analysis (Pro Rata-Basis) - Notes

(Continued)

(a)          Represents pro rata lease revenue from CPA®:15 through September 28, 2012, the date of the CPA®:15 Merger.

(b)          Other real estate income generally consists of revenue from Carey Storage Management LLC (“Carey Storage”), a subsidiary that invests in domestic self-storage properties, and Livho, Inc., a subsidiary that operates a hotel franchise. Other real estate income also includes lease termination payments and other non-rents related revenues from real estate ownership, and as a result, we expect Other real estate income to fluctuate period to period.

(c)          We earn structuring revenue on acquisitions structured on behalf of the Managed REITS and expect significant period-to-period variation in such revenue based on changes in investment volume. Investments structured on behalf of the Managed REITS totaled approximately $305 million, $193 million, $736 million, $202 million, and $96 million for the three months ended June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012, and June 30, 2012, respectively. For the six months ended June 30, 2013 and 2012, investments structured on behalf of the Managed REITs totaled approximately $498 million and $270 million, respectively.

(d)         Total adjusted revenue excludes reimbursements of costs received from the Managed REITs as they have no impact on net income. Also excluded are dealer manager fees earned in connection with the public offerings of CPA®:17 – Global’s (which terminated on January 31, 2013) and CWI, which are substantially offset by underwriting costs incurred in connection with the offerings. Adjusted revenue is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM | 17

Total Adjusted Real Estate Revenue – W. P. Carey Group

(in thousands) (unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012
W. P. Carey Pro Rata Revenue
W. P. Carey pro rata lease revenue	$76,200	$75,260	$75,329	$21,675	$22,589	$151,460	$46,952
W. P. Carey other real estate income (a)	6,455	6,503	5,560	4,096	4,933	12,958	8,862

CPA® REITs Pro Rata Revenue
CPA®:15 pro rata lease revenue (b)	-	-	-	53,592	53,238	-	107,561
CPA®:15 other income (b)	-	-	-	2,120	1,361	-	8,133
CPA®:16 – Global pro rata lease revenue	76,058	76,176	76,129	75,707	78,797	152,234	157,913
CPA®:16 – Global other income	18,733	9,817	9,947	10,055	9,917	28,550	20,934
CPA®:17 – Global pro rata lease revenue	74,836	73,974	68,446	62,259	61,027	148,810	119,718
CPA®:17 – Global other income	20,468	19,062	26,681	11,869	12,650	39,530	24,713
CWI hotel revenue	20,834	11,296	6,256	5,868	846	32,130	846
CWI other income	350	132	266	928	-	482	417
Total Adjusted Real Estate Revenue (c)	$293,934	$272,220	$268,614	$248,169	$245,358	$566,154	$496,049

(a)          Other real estate income generally consists of revenue from Carey Storage, a subsidiary that invests in domestic self-storage properties, and Livho, Inc., a subsidiary that operates a hotel franchise. Other real estate income also includes lease termination payments and other non-rent related revenues from real estate ownership, and as a result, we expect Other real estate income to fluctuate period to period.

(b)          For the three months ended September 30, 2012 represents pro rata lease revenue from CPA®:15 through September 28, 2012, the date of the CPA®:15 Merger.

(c)         Total Adjusted Real Estate Revenue is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM |18

Adjusted G&A

(in thousands, except percentages) (unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012
General and administrative, as reported	$30,250	$28,973	$36,490	$54,828	$26,581	$59,223	$53,491
Less:
CPA®:15 Merger-related expenses (a)	(218)	(111)	(1,049)	(25,895)	(2,617)	(329)	(4,719)
Dealer manager fee-related expenses (b)	(3,163)	(1,963)	(6,913)	(4,046)	(4,015)	(5,126)	(6,828)
Stock based compensation expense (c)	(8,429)	(9,149)	(6,492)	(9,805)	(4,495)	(17,578)	(9,755)
Add:
Reimbursable expenses (d)	3,342	6,086	4,533	3,920	3,978	9,428	7,856
Adjusted G&A (e)	$21,782	$23,836	$26,569	$19,002	$19,432	$45,618	$40,045

Total Adjusted Real Estate Revenue	$293,934	$272,220	$268,614	$248,169	$245,358	$566,154	$496,061
As a % of Total Adjusted Real Estate Revenue	7.4%	8.8%	9.9%	7.7%	7.9%	8.1%	8.1%

(a)          Represents expenses incurred in connection with the CPA®:15 Merger, which are excluded because they are considered to be non-core in nature.

(b)          Represents a reimbursement of dealer manager fee-related expenses, which substantially offsets Dealer manager fees. Dealer manager fees are not included in the calculation of Total Adjusted Real Estate Revenue; therefore, the offsetting expense is excluded from the calculation of Adjusted G&A expense.

(c)          Represents a non-cash expense, this is reflected in the diluted share count.

(d)         Effective January 1, 2013, we have included reimbursable expenses in the Adjusted G&A presentation. Results for the prior quarter periods have been adjusted to conform to the current period.

(e)          Adjusted G&A and Total Adjusted Real Estate Revenue are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM |19

Business Segment and Financial Information (Pro Rata-Basis)

(in thousands, except share, per share amounts, and percentages) (unaudited)

REAL ESTATE OWNERSHIP	Three Months Ended June 30, 2013	Annualized
Pro Rata NOI (Includes JVs) (a) (b)
Pro Rata NOI	$78,306	$313,224

Special General Partnership Interest in Cash Flow (Managed REITs)	Six Months Ended June 30, 2013	Annualized
CPA®:16 – Global operating partnership	$7,444	$14,888
CPA®:17 – Global operating partnership	9,124	18,248
Total	$16,568	$33,136

Other Real Estate Income	Revenues	Expenses	Three Months Ended June 30, 2013	Annualized
Storage and hotel income	$2,596	$1,756	$840	$3,360

Managed REITs - Shares Owned(c)	Current Annualized Distribution	Distributions Received by WPC for the Six Months Ended June 30, 2013	Most Recent NAV / Offering Price per Share (d)	Shares Owned	Total Value
CPA®:16 – Global (18.6% ownership)	6.7%	$12,524	$8.70	38,060,964	$331,130
CPA®:17 – Global (1.6% ownership)	6.5%	1,253	$10.00	4,947,932	49,479
CWI (0.4% ownership)	6.0%	6	$10.00	153,303	1,533
Total		$13,783		43,162,199	$382,143

INVESTMENT MANAGEMENT (e)	Trailing Twelve Months Ended June 30, 2013	Three Months Ended June 30, 2013	Annualized
Asset management revenue	$45,797	$10,355	$41,420
Structuring revenue	49,858	6,422	25,688
Dealer manager fees	15,590	2,320	9,280
Total	$111,245	$19,097	$76,388

CONSOLIDATED BALANCE SHEET INFORMATION
Assets		Liabilities
Cash	$62,765	Pro rata debt (Includes JVs) (b)	$1,621,665
Due from affiliates	28,670	Line of Credit	385,000
Other assets, net	142,439	Accounts Payable	272,595
		Income Taxes, net	13,458
		Distributions Payable	58,036

Shares Outstanding	68,217,189

(a)          Refer to schedule on the following page for a reconciliation from reported lease revenues and property expenses to pro rata lease revenues and pro rata non-reimbursable property expenses that includes our joint venture (“JV”) interests.

(b)          Pro rata NOI and pro rata debt are non-GAAP measures. See page 21 for the detailed reconciliation of Pro Rata NOI. See the Terms and Definitions section that begin on page 42 for a description of our non-GAAP measures.

(c)          Excludes investments in the operating partnerships of the Managed REITs. Excludes Corporate Property Associates18 – Global Incorporated, which was consolidated at June 30, 2013 prior to issuing its shares to investors.

(d)         The estimated net asset value per share (“NAV”) of CPA®:16 – Global is as of December 31, 2012. NAVs have not been determined for CPA®:17 – Global and CWI; therefore their offering prices have been presented in the table above.

(e)          Excludes the asset management revenue related to CPA®:15, which ceased upon the completion of the CPA®:15 Merger on September 28, 2012.

Investing for the long runTM | 20

Pro Rata NOI

(in thousands) (unaudited)

Reconciliation of Pro Rata NOI	Three Months Ended June 30, 2013	Annualized
Pro Rata Lease Revenue
Total lease revenue – as reported	$75,910	$303,640
Total lease revenue – discontinued operations	812	3,248
Total consolidated lease revenue	76,722	306,888
Add: Pro rata share of revenue from equity investments	9,751	39,004
Less: Pro rata share of revenue due to noncontrolling interests	(10,273)	(41,092)
Total pro rata lease revenue (a)	76,200	304,800
Less: Straight line rent amortization	(2,215)	(8,860)
Less: Above - and below -market rent intangible lease amortization	6,208	24,832
Total Pro Rata Cash Lease Revenues	80,193	320,772
Pro Rata Non-Reimbursable Property Expenses:
Property expenses – as reported	5,531	22,124
Property expenses – discontinued operations	194	776
Total consolidated property expenses	5,725	22,900
Less: Reimbursable property expenses (b)	(3,298)	(13,192)
Total non-reimbursable property expenses	2,427	9,708
Add: Pro rata share of non-reimbursable property expenses from equity investments	(147)	(588)
Less: Pro rata share of non-reimbursable property expenses due to noncontrolling interests	(393)	(1,572)
Total Pro Rata Non-Reimbursable Property Expenses	1,887	7,548
Pro Rata NOI (c)	$78,306	$313,224

(a)         Total pro rata lease revenues differ from the amount presented in the reconciliation of Consolidated Statement of Income to AFFO due to the inclusion of discontinued operations.

(b)          Reimbursable property expenses are substantially offset by revenues recorded in Other real estate income; therefore, these reimbursements are not included in lease revenue.

(c)          Pro rata NOI is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP financial measures.

Investing for the long runTM | 21

Portfolio Debt Overview (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of June 30, 2013 Portfolio Debt Maturity
Year of Maturity	Balloon Payments	Other Principal Payments	Debt Maturity(a)
Remaining 2013	$31,577	$253	$31,830
2014 (b)	628,106	14,968	643,074
2015	155,806	6,396	162,202
2016	59,161	11,379	70,540
2017	236,671	10,715	247,386
2018	156,315	25,072	181,387
2019	28,106	10,647	38,753
2020	124,384	27,881	152,265
2021	28,776	9,891	38,667
2022	159,256	42,817	202,073
2023	61,267	68,313	129,580
Thereafter	34,473	74,435	108,908
Total	$1,703,898	$302,767	$2,006,665

Debt Maturity Analysis (a)

(a)	Debt maturity data is presented on a pro rata basis. Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(b)

Amount includes $385.0 million of outstanding recourse debt under the senior credit facility. On July 31, 2013, we entered into a new credit agreement with our existing lender for an unsecured term loan of up to $300.0 million (the “Term Loan Credit Agreement”), which we drew down in full primarily to repay the outstanding balance on our pre-existing revolving credit facility. The Term Loan Credit Agreement has substantially the same terms as the existing credit agreement.

Investing for the long runTM | 22

Portfolio Debt Overview (Pro Rata-Basis)

(Continued)

(in thousands, except percentages) (unaudited)

As of June 30, 2013 Fixed- and Variable-Rate Pro Rata Debt
Non-Recourse Debt	Total Outstanding Balance	Percent of Total
Fixed	$1,270,461	63.3%
Variable – Swapped	217,029	10.8%
Variable – Capped	108,531	5.4%
Variable – Future Rate Reset	22,557	1.1%
Variable – Floating	3,087	0.2%
	1,621,665	80.8%
Recourse Debt
Variable – Senior Credit Facility	385,000	19.2%
Total Debt Pro Rata Outstanding (a)	$2,006,665	100.0%

(a)          Pro rata debt is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP financial measures.

Investing for the long runTM | 23

Detailed Debt Summary (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of June 30, 2013

Detailed Debt Summary

Tenant/Lease Guarantor	Maturity Date	Interest Rate	Rate Type	Percent Ownership	Pro Rata Outstanding Balance (a)
EDS Customer Relationship Mgmt. Inc.	Jul-13	10.00%	Fixed	100%	$292
Multiple Tenants	Jul-13	4.40%	Variable – Swapped	65%	13,441
AutoZone, Inc.	Aug-13	6.85%	Fixed	100%	78
AutoZone, Inc.	Aug-13	6.85%	Fixed	100%	8
Danka Office Imaging Company	Oct-13	6.71%	Fixed	100%	18,011
LTF Real Estate Company, Inc.	Jan-14	6.43%	Fixed	100%	21,721
U-Haul Moving Partners Inc. & Mercury Partners, LP	May-14	6.45%	Fixed	58%	87,150
Actuant Corporation	May-14	6.82%	Fixed	50%	5,062
TietoEnator Plc	Jul-14	5.16%	Fixed	60%	34,608
Northrop Grumman Systems Corporation & Overland Storage Inc.	Aug-14	6.18%	Fixed	100%	17,122
Plexus Corporation	Aug-14	7.25%	Fixed	100%	4,713
Carrefour France SAS	Dec-14	1.22%	Variable – Capped	100%	87,698
Sports Wholesale, Inc.	May-15	6.45%	Variable – Swapped	100%	4,356
Hellweg Die Profi-Baumärkte GmbH Und Co.	May-15	4.50%	Fixed	75%	64,368
Pohjola Non-Life Insurance Company LTD	May-15	4.59%	Fixed	60%	36,648
Wagon Automotive Nagold GmbH & Waldaschaff Automotive	Aug-15	6.64%	Fixed	33%	6,224
Lowes Home Improvement Warehouse	Sep-15	4.87%	Fixed	100%	8,132
Bouygues Telecom	Oct-15	3.07%	Fixed	95%	4,342
The American Bottling Company	Nov-15	5.13%	Fixed	100%	27,958
Tata Steel UK Limited	Nov-15	6.17%	Fixed	100%	10,174
Humco Holding Group, Inc.	Feb-16	4.75%	Fixed	100%	2,607
World Color Printing (USA) Corp.	May-16	5.30%	Fixed	100%	4,798
Fiserv, Inc.	Jun-16	6.18%	Fixed	100%	28,130
Various self-storage facilities	Jul-16	6.27%	Variable – Future Rate Reset	40%	5,833
Sprint Spectrum Realty Company, L. P.	Aug-16	4.85%	Fixed	100%	8,029
Del Monte Corporation	Aug-16	4.80%	Fixed	50%	5,359
Multiple Tenants	Oct-16	5.01%	Fixed	75%	9,244
Consolidated Systems, Inc.	Nov-16	5.87%	Fixed	60%	6,540
Hellweg Die Profi-Baumärkte GmbH & Co KG	Jan-17	5.49%	Fixed	43%	7,931
Hellweg Die Profi-Baumärkte GmbH & Co KG	Jan-17	5.49%	Fixed	40%	132,878
Hellweg Die Profi-Baumärkte GmbH Und Co.	Jan-17	6.74%	Fixed	40%	(11,814)
SaarOTEC	Jan-17	5.32%	Fixed	50%	4,422
Rave Motion Pictures Baton Rouge LLC	Feb-17	5.60%	Fixed	100%	9,948
Qwest Communications, Inc.	Feb-17	4.50%	Fixed	100%	1,209
TSI Newton, LLC	May-17	5.59%	Fixed	44%	3,323
24 Hour Fitness USA, Inc.	Jun-17	5.50%	Variable – Floating	100%	3,087
Amylin Pharmaceuticals, Inc.	Jul-17	6.20%	Fixed	100%	33,398
Walgreens Co.	Jul-17	5.67%	Fixed	100%	22,000

Investing for the long runTM | 24

Detailed Debt Summary (Pro Rata-Basis)

(Continued)

(in thousands, except percentages) (unaudited)

As of June 30, 2013

Detailed Debt Summary

Tenant/Lease Guarantor	Maturity Date	Interest Rate	Rate Type	Percent Ownership	Pro Rata Outstanding Balance (a)
Arch Chemicals, Inc.	Oct-17	4.83%	Fixed	100%	7,620
Advanced Micro Devices	Sep-17	5.80%	Fixed	33%	18,170
PetSmart, Inc.	Nov-17	5.75%	Fixed	100%	2,566
The United States Playing Card Company & Alstom Power	Dec-17	4.02%	Fixed	100%	5,657
The United States Playing Card Company & Alstom Power	Dec-17	4.02%	Fixed	100%	6,205
Wanbishi Archives Co. Ltd.	Dec-17	2.00%	Fixed	3%	786
OBI Group	Mar-18	5.10%	Variable – Swapped	75%	108,550
The New York Times Company	Apr-18	2.78%	Variable – Capped	18%	20,832
MediMedia USA, Inc.	Apr-18	5.90%	Fixed	100%	10,669
OBI Group	Mar-18	5.48%	Variable – Swapped	100%	8,127
Kerr Corporation	Oct-18	7.23%	Fixed	100%	7,272
Omnicom Group, Inc.	Oct-18	6.77%	Fixed	100%	25,937
Various self-storage facilities	Feb-19	7.03%	Variable – Future Rate Reset	40%	12,337
Barnes & Noble, Inc.	Feb-19	3.70%	Variable – Swapped	100%	3,441
Orbital Sciences Corporation	Jul-19	7.75%	Fixed	100%	11,737
Universal Technical Inst. of CA, Inc.	Nov-19	6.27%	Fixed	100%	11,238
24 Hour Fitness USA, Inc.	Jan-20	6.10%	Fixed	100%	3,054
C1000 Logistiek Vastgoed B.V.	Mar-20	3.75%	Variable – Swapped	15%	10,799
C1000 Logistiek Vastgoed B.V.	Mar-20	8.49%	Variable – Swapped	15%	2,894
Merit Medical Systems, Inc.	Apr-20	6.50%	Fixed	100%	12,945
JPMorgan Chase Bank, National Assoc.	Jul-20	5.47%	Variable – Swapped	100%	33,337
Prefecture de Police (Paris, France)	Aug-20	4.36%	Fixed	50%	36,050
Self-Storage Facility in Pensacola, FL	Nov-20	6.25%	Variable – Future Rate Reset	100%	1,782
Federal Express Corporation	Dec-20	5.48%	Fixed	100%	51,404
Universal Technical Inst. of Penn., Inc.	Jan-21	6.15%	Fixed	100%	12,864
SymphonyIRI Group, Inc.	Feb-21	5.96%	Fixed	100%	15,296
Datalogic Scanning, Inc.	Feb-21	5.80%	Fixed	100%	4,683
PetSmart, Inc.	Sep-21	6.50%	Fixed	30%	5,824
Integracolor, Ltd.	Mar-22	4.37%	Variable – Swapped	100%	6,811
24 Hour Fitness USA, Inc.	Apr-22	6.29%	Fixed	100%	3,976
Belgium Government	May-22	6.23%	Fixed	100%	10,681
EADS North America Defense Test & Services	Jun-22	4.70%	Fixed	100%	8,395
Anthony’s Manufacturing Company	Jun-22	4.65%	Fixed	100%	6,938
Foster Wheeler Realty Services	Aug-22	3.89%	Variable – Swapped	100%	25,272
Marriott Courtyard	Oct-22	5.04%	Fixed	100%	140,000
Pactiv Corporation	Mar-23	6.32%	Fixed	100%	6,291
Benchmark Electronics Manufacturing, Inc.	Apr-23	6.36%	Fixed	100%	5,036
True Value Company	Jan-23	4.26%	Fixed	50%	16,099

Investing for the long runTM | 25

Detailed Debt Summary (Pro Rata-Basis)

(Continued)

(in thousands, except percentages) (unaudited)

As of June 30, 2013

Detailed Debt Summary

Tenant/Lease Guarantor	Maturity Date	Interest Rate	Rate Type	Percent Ownership	Pro Rata Outstanding Balance (a)
True Value Company	Feb-23	4.25%	Fixed	50%	14,887
Kraft Foods Group, Inc.	Feb-23	4.05%	Fixed	100%	36,500
Hologic, Inc.	May-23	6.40%	Fixed	100%	12,534
Galyan’s Trading Company	Sep-23	7.32%	Fixed	100%	10,868
Grande Communications Networks, Inc.	Sep-23	6.72%	Fixed	100%	5,149
Rexam Consumer Plastics, Inc.	Oct-23	6.30%	Fixed	100%	12,437
EDS Customer Relationship Mgmt. Inc.	Dec-23	6.20%	Fixed	100%	9,779
World Airways, Inc.	Jun-24	6.76%	Fixed	100%	3,856
Dick’s Sporting Goods	Oct-24	7.46%	Fixed	100%	4,086
Shaklee Corporation	Oct-24	5.54%	Fixed	100%	12,492
Berry Plastics Corporation	Nov-24	5.54%	Fixed	100%	14,726
Plumbmaster, Inc.	Nov-24	5.54%	Fixed	100%	4,376
Universal Technical Institute of Arizona	Dec-24	5.82%	Fixed	100%	12,955
24 Hour Fitness USA, Inc.	Jan-25	7.63%	Variable – Future Rate Reset	100%	2,605
The Talaria Company, LLC	Jun-25	6.26%	Fixed	30%	7,853
Google, Inc.	Nov-25	5.15%	Fixed	100%	23,801
Oriental Trading Company, inc.	Sep-26	6.56%	Fixed	100%	22,158
Total Non-Recourse Debt					$1,621,665

Weighted-Average Interest Rate - Non-Recourse Debt		5.21%

Unsecured - Senior Credit Facility	Dec-14	1.94%	Variable – Floating	100%	385,000

Weighted-Average Interest Rate - Total Debt		4.58%

Total Pro Rata Debt (b)					$2,006,665

(a)          Based upon applicable exchange rates at June 30, 2013.

(b)          Pro rata debt is a non-GAAP measure. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP financial measures.

Investing for the long runTM | 26

Selected Data for the Managed REITs

(in thousands, except share amounts, per share amounts and percentages) (unaudited)

As of June 30, 2013 Selected Data for the Managed REITs

	Ownership	Shares Outstanding	Most Recent Offering Price/NAV (a)	Current Annualized Distribution (b)	Distributions Received by WPC	Asset Management Revenue (c)	Structuring Revenue (d)	Special General Partnership Distributions
CPA®:16 – Global	18.6%	205,142,603	$8.70	6.7%	$12,524	0.50%	4.5%	10.0%
CPA®:17 – Global	1.6%	311,933,180	10.00	6.5%	1,253	0.50%	4.5%	10.0%
CWI	0.4%	37,675,956	10.00	6.0%	6	0.50%	2.5%	10.0%

			Inception Date	Square Feet	Total Domestic AUM	Total International AUM	Total AUM	Total Debt
CPA®:16 – Global			2003	45,893	$2,496,391	$1,050,131	$3,546,522	$1,703,289
CPA®:17 – Global			2007	32,018	2,423,596	1,582,297	4,005,893	1,729,088
CWI			2010	N/A	578,577	-	578,577	297,372
Total				77,911	$5,498,564	$2,632,428	$8,130,992	$3,729,749

(a)          WPC generally calculates the NAV for each of the Managed REITs, relying in part on an estimate of the fair market value of each of the Managed REITs’ real estate portfolio provided by a third party, adjusted to give effect to the estimated fair value of mortgages encumbering the Managed REITs’ assets as well as other adjustments. The NAVs are based on a number of variables, including individual tenant credits, lease terms, lending credit spreads, foreign currency exchange rates and tenant defaults, among others. The NAV of CPA®:16 – Global is as of December 31, 2012. NAVs have not been determined for CPA®:17 – Global and CWI.

(b)          The current annualized distribution rate is based on quarterly distribution rate for the second quarter of 2013 (rate is not guaranteed). For CWI, approximately 83% of its second quarter distribution was paid in cash, with the remaining 17% paid in shares of its common stock.

(c)          We generally earn asset management revenue of 0.5% per annum of average invested assets. For CPA®:17 – Global, we earn asset management revenue ranging from 0.5% per annum of average market value for long-term net leases and certain other types of real estate investments up to 1.75% per annum of the average equity value for certain types of securities. For 2013, we have elected to receive all base asset management revenue in shares of each of the Managed REITs common stock.

(d)         We generally receive structuring revenue of up to an average of 4.5% of the total cost of all investments made by each CPA® REIT. For certain types of non-long term net lease investments acquired on behalf of CPA®:17 – Global, structuring revenue may range from 0% to 1.75% of the equity invested plus the related structuring revenue. For CWI, we earn structuring revenue of 2.5% of the total investment cost of the properties acquired.

Investing for the long runTM | 27

Joint Venture Information

(in thousands, except percentages) (unaudited)

Joint Venture Information

Joint Venture or JV	WPC % Interest	Remaining	Total JV			WPC Pro Rata Share of Total JV (a)
(Principal Tenant)	in JV	Interest in JV	Assets	Liabilities	Equity	Assets	Liabilities	Equity
Actuant Corporation	50.00%	CPA®:16 – Global - 50%	$15,639	$10,852	$4,787	$7,827	$5,431	$2,396
Advanced Micro Devices, Inc.	67.00%	CPA®:16 – Global - 33%	84,932	65,588	19,344	56,616	43,721	12,895
Builders FirstSource, Inc.	40.00%	CPA®:16 – Global - 60%	9,991	423	9,568	3,996	169	3,827
C1000 Logistiek Vastgoed B.V.	15.00%	CPA®:17 – Global - 85%	185,851	92,295	93,556	27,877	13,844	14,033
Consolidated Systems, Inc.	60.00%	CPA®:16 – Global - 40%	16,120	11,139	4,981	9,672	6,683	2,989
Del Monte Corporation	50.00%	CPA®:16 – Global - 50%	12,540	10,869	1,671	6,269	5,434	835
Eroski Sociedad Cooperativa	70.00%	CPA®:17 – Global - 30%	30,505	162	30,343	21,354	114	21,240
Hellweg Die Profi-Baumärkte GmbH & Co. KG (Hellweg 1)	75.00%	CPA®:16 – Global - 25%	177,376	93,401	83,975	133,032	70,050	62,982
Hellweg Die Profi-Baumärkte GmbH & Co. KG (Hellweg 2)	40.00%	CPA®:16 – Global - 27%; CPA®:17 – Global -33%	393,965	339,681	54,284	158,277	134,928	23,349
PetSmart, Inc.	30.00%	CPA®:16 – Global - 70%	21,464	19,624	1,840	6,439	5,887	552
Barth Europa Transporte e.K/MSR Technologies GmbH	67.00%	CPA®:16 – Global - 33%	12,258	1,058	11,200	8,173	706	7,467
Arelis Broadcast, Veolia Transport, and Marchal Levage	65.00%	CPA®:16 – Global - 35%	22,994	22,284	710	14,947	14,485	462
Multi-tenant property in Illkirch-Graffens, France	75.00%	Third party - 25%	20,289	13,015	7,274	15,217	9,761	5,456
Multi-tenant property in Tours, France	95.00%	Third party - 5%	11,781	7,814	3,967	11,192	7,423	3,769
The New York Times Company	18.00%	CPA®:16 – Global - 27%; CPA®:17 – Global -55%	249,125	121,606	127,519	44,220	21,585	22,635
OBI A.G.	75.00%	CPA®:16 – Global - 25%	153,672	146,338	7,334	115,255	109,754	5,501
Pohjola Non-Life Insurance Company	60.00%	CPA®:16 – Global - 40%	86,513	74,788	11,725	51,908	44,873	7,035
Police Prefecture, French Government	50.00%	CPA®:16 – Global - 50%	89,130	80,212	8,918	44,565	40,106	4,459
SaarOTEC	50.00%	CPA®:16 – Global - 50%	6,012	9,170	(3,158)	3,006	4,585	(1,579)
Schuler A.G.	67.00%	CPA®:16 – Global - 33%	65,570	5,023	60,547	43,714	3,349	40,365
Carey Storage	37.00%	Third parties - 63%	76,110	47,306	28,804	27,856	17,314	10,542
TietoEnator Plc	60.00%	CPA®:16 – Global - 40%	79,869	61,400	18,469	47,922	36,840	11,082
The Talaria Company	30.00%	CPA®:16 – Global - 70%	41,571	26,794	14,777	12,471	8,038	4,433
Town Sports International Holdings, Inc.	44.00%	CPA®:16 – Global - 56%	7,070	7,415	(345)	3,111	3,263	(152)
True Value Company	50.00%	CPA®:16 – Global - 50%	115,759	64,129	51,630	57,879	32,064	25,815
U-Haul Moving Partners, Inc. and Mercury Partners, L.P.	57.00%	CPA®:16 – Global - 31%; CPA®17 – Global - 12%	271,758	172,651	99,107	156,777	99,602	57,175
The Upper Deck Company	50.00%	CPA®:16 – Global - 50%	21,777	5	21,772	10,889	3	10,886
Waldaschaff Automotive GmbH and Wagon Automotive Nagold GmbH	33.00%	CPA®:17 – Global - 67%	42,367	20,045	22,322	14,121	6,681	7,440
Wanbishi Archives Co. Ltd	3.00%	CPA®:17 – Global - 97%	45,784	28,728	17,056	1,374	862	512
			$2,367,792	$1,553,815	$813,977	$1,115,956	$747,555	$368,401

(a)          Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP financial measures.

Investing for the long runTM | 28

Portfolio Information – Diversification by Rent and Historical Occupancy

(Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of June 30, 2013

Tenant / Lease Guarantor	Annualized Contractual Minimum Base Rent	Percent
Hellweg Die Profi-Baumärkte GmbH Und Co. (a)	$26,379	8.2%
U-Haul Moving Partners Inc./Mercury Partners, LP	18,741	5.8%
Carrefour France SAS (a)	16,294	5.0%
Marriott Corporation	16,100	5.0%
OBI Group (a)	13,430	4.2%
UTI Holdings, Inc.	10,327	3.2%
Federal Express Corp.	7,574	2.3%
True Value Company	7,243	2.2%
Foster Wheeler	6,510	2.0%
Pohjola Non-Life Insurance Company LTD (a)	5,524	1.7%
Total (b)	$128,122	39.6%

Weighted-Average Lease Term for Portfolio	8.8	years

Historical Occupancy (c)

(a)          Rent amounts are subject to fluctuations in foreign currency exchange rates.

(b)          Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(c)          Pre- CPA®:15 Merger periods include pro forma combined occupancy rates for WPC and CPA®:15.

Investing for the long runTM | 29

Portfolio Information – Diversification by Property Type (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of June 30, 2013
Property Type	Square Footage	Percent

Industrial	12,660	32.0%

Warehouse/Distribution	10,248	25.9%

Office	5,919	15.0%

Retail	4,856	12.3%

Self Storage	3,354	8.5%

Other Properties (a)	2,491	6.3%

Total (b) (c)	39,528	100.0%

Property Type	Annualized Contractual Minimum Base Rent	Percent
Office	$93,947	29.1%

Industrial	69,967	21.6%

Warehouse/Distribution	51,056	15.8%

Retail	50,388	15.6%

Other Properties (a)	39,075	12.1%

Self Storage	18,741	5.8%

Total (b) (c)	$323,174	100.0%

Portfolio Diversification by Property Type (b) (c) (based on square footage)	Portfolio Diversification by Property Type (b) (c) (based on annualized contractual minimum base rent)

(a)          Other properties include hospitality, education, health & fitness, theaters, and unoccupied land.

(b)          Excludes all operating properties.

(c)          Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM | 30

Portfolio Information – Diversification by Tenant Industry (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of June 30, 2013

Industry Type (a)	Square Footage	Percent	Annualized Contractual Minimum Base Rent	Percent
Retail Trade	8,459	21.4%	$69,292	21.4%
Electronics	2,266	5.7%	27,272	8.4%
Business and Commercial Services	1,167	3.0%	25,840	8.0%
Healthcare, Education and Childcare	1,689	4.3%	20,739	6.4%
Hotels and Gaming	1,036	2.6%	16,100	5.0%
Beverages, Food, and Tobacco	2,357	6.0%	14,357	4.4%
Chemicals, Plastics, Rubber, and Glass	3,110	7.9%	14,338	4.4%
Media: Printing and Publishing	1,906	4.8%	12,873	4.0%
Telecommunications	922	2.3%	12,379	3.8%
Buildings and Real Estate	2,180	5.5%	12,182	3.8%
Leisure, Amusement, Entertainment	564	1.4%	10,757	3.3%
Machinery	1,196	3.0%	9,903	3.1%
Transportation - Cargo	624	1.6%	9,551	3.0%
Construction and Building	2,191	5.6%	8,978	2.8%
Automobile	2,091	5.3%	8,923	2.8%
Insurance	634	1.6%	7,408	2.3%
Transportation - Personal	1,199	3.0%	6,767	2.1%
Federal, State and Local Government	254	0.6%	6,281	1.9%
Aerospace and Defense	760	1.9%	5,076	1.6%
Consumer and Durable Goods	877	2.2%	5,050	1.6%
Other (b)	3,593	9.1%	19,108	5.9%
Vacancies	453	1.2%	-	0.0%
Total (c) (d)	39,528	100.0%	$323,174	100.0%

Portfolio Revenues – Contractual Increases (e) (f) (based on annualized contractual minimum base rent)

(a)          Based on the Moody’s Classification System and information provided by the tenant.

(b)          Includes rent from tenants in the following industries: forest products and paper; grocery; banking; mining, metals, and primary metal industries; consumer non-durable goods; textiles, leather, and apparel; and multi-tenant properties.

(c)          Excludes all operating properties.

(d)         Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

(e)          Pro rata rents and applicable exchange rates as of June 30, 2013.

(f)             Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM | 31

Portfolio Information – Diversification by Geography (Pro Rata-Basis)

(in thousands, except percentages) (unaudited)

As of June 30, 2013

Property Type	Square Footage	Percent	Property Type	Annualized Contractual Minimum Base Rent	Percent

U.S.			U.S.
South	10,238	25.9%	South	$69,378	21.5%
West	6,713	17.0%	West	67,022	20.7%
Midwest	6,267	15.9%	East	49,346	15.3%
East	5,832	14.8%	Midwest	41,592	12.9%
U.S. Total	29,050	73.6%	U.S. Total	227,338	70.4%

International			International
Germany	3,453	8.7%	Germany	34,396	10.6%
France	3,451	8.7%	France	23,357	7.2%
Finland	974	2.5%	Finland	14,583	4.5%
Other (a)	2,600	6.5%	Other (a)	23,500	7.3%
International Total	10,478	26.4%	International Total	95,836	29.6%
Total (b) (c)	39,528	100.0%	Total (b) (c)	$323,174	100.0%

Portfolio Diversification by Geography (b) (c) (based on square footage)	Portfolio Diversification by Geography (b) (c) (based on annualized contractual minimum base rent)

(a)          Includes assets in Belgium, Poland, the Netherlands, Spain, the United Kingdom and Japan.

(b)          Excludes all operating properties.

(c)          Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM | 32

Portfolio Information – Lease Maturities (Pro Rata-Basis)

(in thousands, except percentages and number of leases) (unaudited)

As of June 30, 2013

Year of Lease Expiration (a)	Number of Leases Expiring	Square Feet	As % of Total Portfolio	Annualized Contractual Minimum Base Rent	As % of Total Portfolio
Remaining 2013 (b)	3	410	1.0%	$2,559	0.8%
2014	12	1,084	2.7%	10,107	3.1%
2015	18	3,871	9.8%	29,683	9.2%
2016	15	1,706	4.3%	15,982	4.9%
2017	12	2,033	5.2%	11,367	3.5%
2018	18	2,451	6.2%	22,766	7.0%
2019	12	1,927	4.9%	26,778	8.3%
2020	8	2,135	5.4%	11,809	3.7%
2021	9	1,720	4.4%	11,664	3.6%
2022	15	3,500	8.9%	25,391	7.9%
2023	12	4,906	12.4%	40,934	12.7%
2024	25	6,248	15.8%	46,477	14.4%
2025	6	462	1.2%	6,005	1.9%
2026	6	646	1.6%	3,356	1.0%
Thereafter	19	5,976	15.1%	58,296	18.0%
Vacant	-	453	1.1%	-	0.0%

Total (c) (d)	190	39,528	100.0%	$323,174	100.0%

(a)   Assumes tenant does not exercise renewal option.

(b)   Month-to-month properties are counted in 2013 revenue stream.

(c)   Excludes all operating properties.

(d)   Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

Investing for the long runTM | 33

Investment Activity – Owned Portfolio – Acquisitions and Dispositions

(in thousands, except square footage) (unaudited)

For the Six Months Ended June 30, 2013

Acquisitions - Owned Portfolio

Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Purchase Price(a)	Closing Date	Property Type(s)	Gross Square Footage
WPC	Kraft Foods Group, Inc.	Northfield, IL	$72,360	Jan-13	Office	679,109
WPC	Tommy Hilfiger Europe B.V.	Venlo, Netherlands	35,316	Apr-13	Warehouse/Distribution	473,611
WPC	Cargotec Corporation	Tampere, Finland	52,084	Jun-13	Industrial, Office	183,567
WPC	Arbella Capital Corporation	Quincy, MA	25,500	Jun-13	Office	132,160
Total Owned Portfolio Acquisitions			$185,260			1,468,447

Dispositions - Owned Portfolio

Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Gross Sale Price	Date	Property Type(s)	Gross Square Footage
WPC	Childtime Childcare, Inc.(b)	Naperville, IL	$1,445	Jan-13	Education	7,893
WPC	Garden Ridge, L.P.(b)	Oklahoma City, OK	9,790	Mar-13	Retail	141,585
WPC	US Airways Group, Inc.	Tempe, AZ	28,420	Jun-13	Office	167,890
WPC	Custom Food Products, LLC (b)	Owingsville, KY	5,500	Jun-13	Industrial	37,094
WPC	Anthony, Inc. and Anthony Holdings, Inc.	San Fernando, CA	3,122	Jun-13	Industrial	40,306
WPC	Broomfield Properties Corp.	Broomfield, CO	1,300	Jun-13	Office	41,281
Total Owned Portfolio Dispositions			$49,577			436,049

(a)          Includes capitalized transaction costs, where applicable. Amounts are based on the applicable exchange rate on the date of acquisition, where relevant.

(b)          Properties were acquired in the CPA®:15 Merger.

Investing for the long runTM | 34

Investment Activity – Managed REITs – Acquisitions

(in thousands, except square footage) (unaudited)

For the Six Months Ended June 30, 2013
Acquisitions - Leased Properties
			Purchase			Gross Square
Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Price (a)	Closing Date	Property Type(s)	Footage

CPA®:17 – Global	Penda Corporation	Portage, WI	$10,871	Jan-13	Industrial	270,500
CPA®:17 – Global	Live Nation Entertainment, Inc.	Dallas, TX	15,700	Feb-13	Retail	61,876
CPA®:17 – Global	Harbor Freight Tools USA, Inc. (b)	Dillon, SC	39,004	Mar-13	Warehouse/Distribution	BTS
CPA®:17 – Global	GEMS Chicago, Inc.	Chicago, IL	18,188	Apr-13	Land	324,176
CPA®:17 – Global	Multi-Tenant	Northbrook, IL	7,934	May-13	Various	6,006
CPA®:16 – Global	Advanced Circuits, Inc.	Aurora, CO	4,869	May-13	Industrial	50,664
Total Acquisitions - Leased Properties			96,566			713,222

Acquisitions - Self Storage
			Purchase
Portfolio(s)	Property Type	Property Location(s)	Price (a)	Closing Date

CPA®:17 – Global	Self-Storage Facility	Cathedral City, CA	2,755	Mar-13
CPA®:17 – Global	Self-Storage Facility	Hilo, HI	6,100	Jun-13
CPA®:17 – Global	Self-Storage Facility (Equity investment)	New York, NY	81,237	Jun-13
Total Acquisitions - Self-Storage Properties			90,092

Acquisitions - Hospitality
			Purchase
Portfolio(s)	Property Type	Property Location(s)	Price(a)	Closing Date

CWI	Hospitality	Memphis, TN; Atlanta, GA; Frisco, TX; Birmingham, AL; Baton Rouge, LA	94,600	Feb-13
CWI	Hospitality	Pittsburgh, PA	29,900	Mar-13
CWI	Hospitality	Nashville, TN	73,600	May-13
CWI	Hospitality	New York, NY	113,000	Jun-13

Total Acquisitions - Hospitality Properties			311,100

Total Acquisitions			$497,758

Investing for the long runTM | 35

Investment Activity – Managed REITs – Acquisitions - Notes

(Continued)

(a)          Includes capitalized transaction costs, where applicable. For equity investments, the purchase price represents the REIT’s pro rata share of the jointly-owned investment estimated total asset value, excluding debt, plus capitalized transactions costs.

(b)          Acquisition includes a build-to-suit (“BTS”) transaction.  Purchase price represents total commitment for BTS funding. Gross square footage amounts cannot be determined at this time.

Investing for the long runTM | 36

Investment Activity – Managed REITs – Dispositions

(in thousands, except square footage) (unaudited)

For the Six Months Ended June 30, 2013

Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Gross Sale Price	Date	Property Type	Gross Square Footage
CPA®:16 – Global	Vacant (formerly Barjan LLC)	Rock Island, IL	$7,410	Feb-13	Warehouse/Distribution	241,950
CPA®:16 – Global	Childtime Childcare, Inc.	Patchogue, NY	575	Mar-13	Education	7,894
CPA®:16 – Global	Vacant (formerly Metagenics, Inc.)	San Clemente, CA	11,263	Mar-13	Industrial	88,070
CPA®:16 – Global	Garden Ridge, L.P.	Tulsa, OK	9,810	Mar-13	Retail	141,659
CPA®:16 – Global	RR Donnelley & Sons Company	Waterloo, WI	-	Apr-13	Industrial, Office, Warehouse/Distribution	466,192
CPA®:16 – Global	Waddington North America, Inc.	Florence, KY	1,775	Jun-13	Industrial	166,849
CPA®:16 – Global	BA Kitchen Components Limited (a)	Doncaster, United Kingdom	1,527	Jun-13	Industrial	225,998
Total Dispositions			$32,360			1,338,612

(a)          Disposition price reflects applicable foreign exchange rate.

Investing for the long runTM | 37

Tenants by Annualized Contractual Minimum Base Rent (Pro Rata-Basis)

(in thousands, except number of locations and percentages) (unaudited)

As of June 30, 2013

Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry
Hellweg Die Profi-Baumärkte GmbH Und Co. KG	Germany	53	2,308	$26,379	8.2%	CPI	Retail	Retail Stores
U-Haul Moving Partners Inc/Mercury Partners, LP	AL; AZ; CO; FL; GA; IL; IN; KS; LA; MA; MD; MN; MO; MS; NC; NJ; NM; NV; NY; OH; OK; TN; TX; VA	78	2,180	18,741	5.8%	CPI	Self-Storage	Buildings and Real Estate
Carrefour France, SAS	France	8	2,940	16,294	5.0%	CPI; FIXED	Warehouse/Distribution	Retail Stores
Marriott Corporation	CA; FL; IL; IN; KY; MD; NJ; NM; WA	12	1,036	16,100	5.0%	OTHER	Other Properties	Hotels and Gaming
OBI Group	Poland	18	1,399	13,430	4.2%	CPI	Office; Retail	Retail Stores
UTI Holdings, Inc.	Glendale Heights, IL (2); Rancho Cucamonga, CA; Exton, PA; Avondale, AZ	5	807	10,327	3.2%	CPI	Other Properties	Healthcare, Education and Childcare
Federal Express Corporation	College Station, TX; Collierville, TN; Corpus Christi, TX	3	433	7,574	2.3%	CPI; FIXED	Office; Warehouse/Distribution	Transportation - Cargo
True Value Company	Corsicana, TX; Fogelsville, PA; Jonesboro, GA; Kansas City, MO; Kingman, AZ; Springfield, OR; Woodland, CA	7	1,814	7,243	2.2%	FIXED	Industrial; Warehouse/Distribution	Construction and Building
Foster Wheeler Realty Services	Clinton, NJ	1	292	6,511	2.0%	CPI	Office	Business and Commercial Services
Pohjola Non-Life Insurance Company LTD	Finland	1	511	5,524	1.7%	CPI	Office	Insurance
Fiserv, Inc.	Norcross, GA	1	221	5,472	1.7%	CPI; FIXED	Land; Office	Business and Commercial Services
Tieto OYJ	Finland	2	280	5,226	1.6%	CPI	Office	Electronics
Kraft Foods Group, Inc.	Northfield, IL	1	679	5,000	1.6%	NONE	Office	Beverages, Food, and Tobacco
LTF Real Estate Company, Inc.	Canton, MI; Rochester Hills, MI	2	279	4,672	1.5%	FIXED	Other Properties	Leisure, Amusement, Entertainment
Schuler AG	Germany	1	498	4,654	1.4%	CPI	Industrial	Machinery
The New York Times Company	New York, NY	1	126	4,557	1.4%	FIXED	Office	Media: Printing and Publishing

Investing for the long runTM | 38

Tenants by Annualized Contractual Minimum Base Rent (Pro Rata Basis)

(Continued)

(in thousands, except number of locations and percentages) (unaudited)

As of June 30, 2013

Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry
Dr. Pepper Snapple Group, Inc.	Houston, TX; Irving, TX	2	722	4,464	1.4%	CPI	Industrial	Beverages, Food, and Tobacco
Prefecture de Police	France	1	121	4,411	1.4%	CPI	Office	Federal, State and Local Government
Omnicom Group, Inc.	Playa Vista, CA	1	120	4,346	1.3%	CPI	Office	Business and Commercial Services
Oriental Trading Company, inc.	La Vista, NE	1	736	4,215	1.3%	CPI	Warehouse/Distribution	Consumer and Durable Goods
HP Enterprise Services, LLC	Louisville, CO	1	404	4,185	1.3%	CPI	Industrial	Telecommunications
JPMorgan Chase Bank, National Assoc.	Fort Worth, TX	1	384	4,000	1.2%	CPI	Office	Banking
24 Hour Fitness USA, Inc.	Austin, TX; Bedford, TX; Englewood, CO; Memphis, TN	4	181	3,994	1.2%	CPI; FIXED	Other Properties	Leisure, Amusement, Entertainment
Berry Plastics Corporation	Alsip, IL; Solvay, NY; Tolleson, AZ	4	941	3,993	1.2%	CPI	Industrial	Chemicals, Plastics, Rubber, and Glass
Advanced Micro Devices	Sunnyvale, CA	1	121	3,981	1.2%	CPI	Industrial	Electronics
Amylin Pharmaceuticals, Inc.	San Diego, CA	2	144	3,844	1.2%	FIXED	Office	Business and Commercial Services
Cargotec Finland OY	Finland	1	184	3,832	1.2%	CPI	Industrial; Office	Machinery
Hologic, Inc.	Bedford, MA; Danbury, CT	2	269	3,816	1.2%	CPI	Industrial	Electronics
Konica Minolta Business Solutions U.S.A., Inc.	St. Petersburg, FL	2	338	3,815	1.2%	CPI	Office	Electronics
Dick’s Sporting Goods, Inc.	Buffalo, NY; Freehold, NJ; Greenwood, IN (2)	4	341	3,378	1.1%	CPI	Retail	Retail Stores
Orbital Sciences Corporation	Chandler, AZ	1	355	3,307	1.0%	CPI	Industrial	Aerospace and Defense
Rexam Healthcare Packaging Inc.	Buffalo Grove, IL; Excelsior Springs, MO; North Versailles, PA; St. Petersburg, FL; West Lafayette, IN	5	616	3,243	1.0%	CPI	Industrial	Chemicals, Plastics, Rubber, and Glass
Shaklee Corporation	Pleasanton, CA	1	112	3,101	1.0%	FIXED	Office	Healthcare, Education and Childcare
MBM-Beef	Lewisville, TX; Orlando, FL; Rocky Mount, NC	4	556	3,077	1.0%	FIXED	Warehouse/Distribution	Beverages, Food, and Tobacco

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Tenants by Annualized Contractual Minimum Base Rent (Pro Rata Basis)

(Continued)

(in thousands, except number of locations and percentages) (unaudited)

As of June 30, 2013

Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry
Tommy Hilfiger Europe B.V.	Netherlands	2	474	2,982	0.9%	CPI	Warehouse/Distribution	Textiles, Leather, and Apparel
Tower Automotive Operations USA I, LLC	Auburn, IN; Bluffton, OH; Milan, TN	3	844	2,919	0.9%	CPI	Industrial	Automobile
MediMedia USA, Inc.	Lower Makefield, PA	1	107	2,574	0.8%	FIXED	Office	Media: Printing and Publishing
SymphonyIRI Group, Inc.	Chicago, IL	1	160	2,520	0.8%	CPI	Office	Business and Commercial Services
C1000 Logistiek Vastgoed B.V.	Netherlands	6	307	2,314	0.7%	CPI	Warehouse/Distribution	Grocery
AutoZone, Inc.	AL; FL; GA; IL; LA; MO; NC; NM; SC; TN; TX	54	302	2,219	0.7%	FIXED; NONE	Retail	Retail Stores
Google Inc.	Venice, CA	1	68	2,116	0.7%	FIXED	Office	Telecommunications
Sybron Dental Specialties, Inc.	Glendora, CA; Romulus, MI;	2	245	2,009	0.6%	CPI	Office; Industrial	Healthcare, Education and Childcare
Gestamp Alabama LLC	McCalla, AL	1	390	1,961	0.6%	CPI	Industrial	Automobile
Unisource Worldwide, Inc.	Anchorage, AK; Commerce, CA	2	456	1,926	0.6%	FIXED	Warehouse/Distribution	Forest Products and Paper
Overland Storage Inc	San Diego, CA	1	91	1,924	0.6%	FIXED	Office	Electronics
Arbella Service Company, Inc.	Quincy, MA	1	123	1,883	0.6%	FIXED	Office	Insurance
Merit Medical Systems, Inc.	South Jordan, UT	1	193	1,877	0.6%	CPI	Industrial	Healthcare, Education and Childcare
Grande Communications Networks, Inc.	Corpus Christi, TX; Odessa, TX; San Marcos, TX; Waco, TX	5	134	1,867	0.6%	CPI	Office	Telecommunications
World Color Printing (USA) Corp.	Doraville, GA	1	433	1,800	0.6%	CPI	Industrial	Media: Printing and Publishing
Pactiv Corporation	Mooresville, NC	1	385	1,800	0.6%	CPI	Industrial	Chemicals, Plastics, Rubber, and Glass
BE Aerospace, Inc.	Lenexa, KS; Winston-Salem, NC	2	404	1,769	0.6%	FIXED	Industrial; Office; Warehouse/Distribution	Aerospace and Defense
Del Monte Corporation	Mendota, IL; Plover, WI; Toppenish, WA; Yakima, WA	4	368	1,763	0.5%	CPI	Warehouse/Distribution	Beverages, Food, and Tobacco
EADS North America, Inc.	Irvine, CA	1	99	1,755	0.5%	FIXED	Office	Electronics
Eroski Sociedad Cooperativa	Spain	1	138	1,745	0.5%	CPI	Warehouse/Distribution	Grocery

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Tenants by Annualized Contractual Minimum Base Rent (Pro Rata Basis)

(Continued)

(in thousands, except number of locations and percentages) (unaudited)

As of June 30, 2013

Tenant	Location(s)	Number of Locations	Square Feet	Annualized Rent	Annualized Rent as a % of Total	Increase Factor	Property Type	Industry
Walgreens Co.	Concord, NC; Florence, AL; Rockport, TX; Snellville, GA; Virginia Beach, VA	5	74	1,741	0.5%	NONE	Retail	Retail Stores
Kerr Corporation (CPA:15)	Bowling Green, KY; Jackson, TN	2	368	1,736	0.5%	FIXED	Industrial	Chemicals, Plastics, Rubber, and Glass
Childtime Childcare, Inc.	AZ; CA; MI; TX	12	84	1,731	0.5%	CPI	Other Properties	Healthcare, Education and Childcare
Plexus Corp.	Neenah, WI	1	179	1,699	0.5%	CPI	Industrial	Electronics
The United States Playing Card Company	Erlanger, KY	1	770	1,688	0.5%	FIXED	Warehouse/Distribution	Media: Printing and Publishing
Belgium Government	Belgium	1	122	1,636	0.5%	CPI	Office	Federal, State and Local Government
IntegraColor, Ltd.	Mesquite, TX	1	359	1,625	0.5%	CPI	Warehouse/Distribution	Media: Printing and Publishing
Others		76	8,950	42,889	13.3%
Vacant(a)		1	453	-	0.0%
Total(b) (c)		423	39,528	$323,174	100.0%

(a)          Number of locations includes properties that are partially vacant.

(b)          Excludes all operating properties.

(c)         Pro rata amounts are non-GAAP measures. See the Terms and Definitions section that begins on page 42 for a description of our non-GAAP measures.

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Terms and Definitions

Non-GAAP Financial Disclosures

AFFO

Funds from Operations (“FFO”) is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude expenses related to the CPA®:15 Merger and realized gain/losses on foreign exchange and derivatives which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding those items provides investors a view of our portfolio performance over time and make it more comparable to other REITs which are currently not engaged in acquisitions and mergers. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

Adjusted EBITDA

We believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company.  Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges such as impairments and stock compensation.  Additionally, we exclude merger expenses related to the CPA®:15 Merger and the proposed merger with CPA®:16 – Global which are considered non-recurring and gain/losses in real estate, foreign exchange and derivatives which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance.  We exclude these items from Adjusted EBITDA as they are not the primary drivers in our decision making process.  Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short term fluctuations in net income but have no impact on cash flows.  We believe that Adjusted EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP. Accordingly, Adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA and Adjusted EBITDA as two of the measures of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.  Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure that represents revenues on a GAAP basis adjusted for our pro rata share of revenues from equity investments as well as the pro rata share of revenues due to noncontrolling interests. We believe that adjusted revenue is useful to investors and analysts as a supplemental measure of revenues from our core operations, and we use it to evaluate the stability of our underlying revenue streams. Adjusted revenue should not be considered as an alternative to revenues computed on a GAAP basis as a measure of our profitability. Adjusted revenue may not be comparable to similarly titled measures of other companies.

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Terms and Definitions

(Continued)

Adjusted G&A

Total Adjusted G&A is a non-GAAP financial measure that represents WPC’s general and administrative expense on a GAAP basis adjusted for both non-recurring items including merger costs and recurring items including Dealer manager fee-related expense and non-cash stock compensation expense. We believe that Adjusted G&A is useful to investors and analysts as a supplemental measure of expenses related to Total Adjusted Real Estate Revenue, and we use it to evaluate the profitability of our overall operations. Total Adjusted G&A should not be considered as an alternative to general and administrative expense computed on a GAAP basis as a measure of our profitability. Adjusted G&A may not be comparable to similarly titled measures of other companies.

Pro Rata Amounts

This supplemental package contains certain measures prepared under the pro rata consolidation method, which is not in accordance with GAAP. We refer to these non-GAAP measures as pro rata measures. We believe that these pro rata measures, including primarily “pro rata debt” and “pro rata NOI,” are useful to investors as they provide supplemental information on the nature and performance of our investments that is not easily discernible in the equivalent GAAP measures. Consistent with industry practice and as a means of procuring opportunities and sharing risk, we have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method required under GAAP, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, under GAAP, for all other jointly-owned investments, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we generally present our proportionate share, based on our economic ownership of these jointly-owned investments, of the assets, liabilities, revenues and expenses of those investments, as we use this information to evaluate our financial performance without including any ownership of the other investors. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to or more meaningful than, our GAAP measures.

Total Adjusted Real Estate Revenue

Total Adjusted Real Estate Revenue represents WPC and the Managed REITs, as well as Corporate Property Associates 14 Incorporated (“CPA®:14”) prior to the CPA®:14 merger with CPA®:16 – Global in 2011. We believe that presenting Total Adjusted Real Estate Revenue is useful to investors and analysts as a supplemental measure of our Real Estate segment in relation to the aggregate amount of revenues that we manage. We use this non-GAAP measure because it allows for the evaluation of revenue stability of our owned and managed investment portfolios. Total Adjusted Real Estate Revenue should not be considered as an alternative to revenues computed on a GAAP basis or as a measure of our profitability. Total Adjusted Real Estate Revenue may not be comparable to similarly titled measures of other companies.

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